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                                                                   EXHIBIT 10.28

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of December 9, 2002

                                      among

                                  VERTIS, INC.,
                               as initial Servicer

                                       and

                    VERTIS, INC. AND CERTAIN SUBSIDIARIES OF
                                  VERTIS, INC.,
                                   as Sellers

                                       and

                            VERTIS RECEIVABLES, LLC,
                                    as Buyer

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                                TABLE OF CONTENTS

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
                                                                                                     PAGE
ARTICLE I        AGREEMENT TO PURCHASE AND SELL........................................................1

     SECTION 1.1     Agreement to Purchase and Sell....................................................1

     SECTION 1.2     Timing of Purchases...............................................................2

     SECTION 1.3     Consideration for Purchases.......................................................3

     SECTION 1.4     No Recourse.......................................................................3

     SECTION 1.5     No Assumption of Obligations Relating to Receivables, Related Assets or
                     Contracts.........................................................................3

     SECTION 1.6     True Sales........................................................................3

     SECTION 1.7     Addition of Sellers...............................................................4

     SECTION 1.8     Termination of Status as a Seller.................................................4

ARTICLE II       CALCULATION OF PURCHASE PRICE.........................................................5

     SECTION 2.1     Calculation of Purchase Price.....................................................5

     SECTION 2.2     Definitions and Calculations Related to Purchase Price Percentage.................6

ARTICLE III      PAYMENT OF PURCHASE PRICE; SERVICING, ETC.............................................7

     SECTION 3.1     Purchase Price Payments...........................................................7

     SECTION 3.2     The Buyer Notes...................................................................9

     SECTION 3.3     Application of Collections and Other Funds.......................................10

     SECTION 3.4     Servicing of Receivables and Related Asset.......................................10

     SECTION 3.5     Adjustments for Noncomplying Receivables, Dilution and Cash Discounts............11

     SECTION 3.6     Payments and Computations, Etc...................................................11

ARTICLE IV       CONDITIONS TO PURCHASES..............................................................12

     SECTION 4.1     Conditions Precedent to Continued Purchases......................................12

     SECTION 4.2     Certification as to Representations and Warranties...............................13

     SECTION 4.3     Effect of Payment of Purchase Price..............................................13

ARTICLE V        REPRESENTATIONS AND WARRANTIES.......................................................13

     SECTION 5.1     Representations and Warranties of the Sellers....................................13

     SECTION 5.2     Representations and Warranties of Buyer..........................................18

     SECTION 5.3     Representations and Warranties of Servicer.......................................18

ARTICLE VI       GENERAL COVENANTS OF THE SELLERS.....................................................18

     SECTION 6.1     Affirmative Covenants............................................................18

     SECTION 6.2     Reporting Requirements...........................................................21
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                                                                                                     PAGE
     SECTION 6.3     Negative Covenants...............................................................22

ARTICLE VII      ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE SPECIFIED ASSETS.................25

     SECTION 7.1     Rights of Buyer..................................................................25

     SECTION 7.2     Responsibilities of the Sellers..................................................25

     SECTION 7.3     Further Action Evidencing Purchases..............................................26

     SECTION 7.4     Collection of Receivables; Rights of Buyer and Its Assignees.....................27

ARTICLE VIII     TERMINATION..........................................................................28

     SECTION 8.1     Termination by the Sellers.......................................................28

     SECTION 8.2     Automatic Termination............................................................28

ARTICLE IX       INDEMNIFICATION......................................................................28

     SECTION 9.1     Indemnities by the Sellers.......................................................28

ARTICLE X        MISCELLANEOUS........................................................................30

     SECTION 10.1    Amendments; Waivers, Etc.........................................................30

     SECTION 10.2    Notices, Etc.....................................................................31

     SECTION 10.3    Cumulative Remedies..............................................................31

     SECTION 10.4    Binding Effect; Assignability; Survival of Provisions............................31

     SECTION 10.5    Governing Law....................................................................31

     SECTION 10.6    Costs, Expenses and Taxes........................................................32

     SECTION 10.7    Submission to Jurisdiction.......................................................32

     SECTION 10.8    Waiver of Jury Trial.............................................................32

     SECTION 10.9    Integration......................................................................33

     SECTION 10.10   Counterparts.....................................................................33

     SECTION 10.11   Acknowledgment and Consent.......................................................33

     SECTION 10.12   No Partnership or Joint Venture..................................................33

     SECTION 10.13   No Proceedings...................................................................34

     SECTION 10.14   Severability of Provisions.......................................................34

     SECTION 10.15   Recourse to Buyer................................................................34

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                                    EXHIBITS

EXHIBIT A            Form of Buyer Note
EXHIBIT B            Form of Seller Assignment Certificate


                                    SCHEDULES

SCHEDULE 1           Litigation and Other Proceedings
SCHEDULE 2           Chief Executive Office and Principal Place of Business
SCHEDULE 3           Legal Names, Trade Names and Names Under Which the
                     Sellers Do Business
SCHEDULE 4           Addresses

                                    APPENDIX

APPENDIX A           Definitions

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     THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of
December 9, 2002 (as further amended, supplemented and otherwise modified from time to time, and including the Original Purchase Agreement for the period that it was in effect, this "AGREEMENT"), is made among VERTIS, INC., a Delaware corporation (formerly known as Big Flower Press Holdings, Inc.), as initial Servicer ("VERTIS" or "SERVICER"), VERTIS, INC. and certain direct or indirect domestic subsidiaries of Vertis that are listed on the signature pages hereto or that become party hereto in accordance with the terms hereof (the "SELLERS"), and VERTIS RECEIVABLES, LLC, a Delaware limited liability company (formerly BFP Receivables Corporation) ("BUYER"). Except as otherwise defined herein, capitalized terms have the meanings that APPENDIX A assigns to them, and this Agreement shall be interpreted in accordance with the conventions set forth in PART B of APPENDIX A.

     WHEREAS, pursuant to the Indenture, Buyer intends to grant a security interest in the Receivables sold pursuant hereto, together with Receivables contributed to Buyer by Vertis from time to time, to the Trustee in order to, among other things, finance its purchases hereunder;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                         AGREEMENT TO PURCHASE AND SELL

     SECTION 1.1 AGREEMENT TO PURCHASE AND SELL. Each Seller hereby sells, transfers, assigns, sets over and otherwise conveys to Buyer and Buyer agrees to purchase from each Seller, at the times set forth in SECTION 1.2, all of such Seller's right, title and interest in, to and under:

          (a) all Receivables (other than Contributed Receivables) (i) existing on (A) the Initial Cut-Off Date (as defined in the Original Purchase Agreement) (1) in the case of Vertis, as successor to Treasure Chest Advertising, Inc. ("TREASURE CHEST") and as successor to Laser Tech Color, Inc. ("LASER TECH"), (2) in the case of Webcraft, LLC, as successor to Webcraft, Inc., and (3) in the case of Webcraft Chemicals, as successor to Webcraft Chemicals, Inc., (B) the effective date of the First Supplemental Receivables Purchase Agreement dated as of December 29, 2000 (the "SUPPLEMENTAL CUT-OFF DATE"), in the case of Vertis other than as successor to Treasure Chest and Laser Tech, and (C) the business Day immediately preceding the Issuance Date (the "ENTERON CUT-OFF DATE"), in the case of Enteron Group, LLC ("ENTERON") or (ii) thereafter created by such Seller that arise during the period from and including the closing of such Seller's business on the Initial Cut-Off Date, the Supplemental Cut-Off Date, or the Enteron Cut-Off Date, as the case may be, to but excluding the Purchase Termination Date,

          (b) all Related Security with respect to such Receivables of such Seller,

          (c) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable described above or Related

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     Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including insurance payments that a Seller or Servicer applies in the ordinary course of its business to amounts owed in respect of any such Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables,

          (d) all checks, wire transfers, monies and other items of any type whatsoever deposited into the Bank Accounts, whether or not such items constitute proceeds of Receivables and whether such items are now existing or hereafter arising or acquired, and

          (e)    all Records relating to any of the foregoing.

     As used herein, "PURCHASED RECEIVABLES" means the items listed above in CLAUSE (A), "RELATED PURCHASED ASSETS" means the items listed above in CLAUSES
(B), (C) and (D).

     Pursuant to SECTION 1.09 of the Original Purchase Agreement, Treasure Chest transferred certain Contributed Receivables to Buyer. Pursuant to SECTION 3.1 of the Original Purchase Agreement certain other Contributed Receivables may have been transferred by Vertis to Seller. Vertis may in the future contribute additional Contributed Receivables hereunder. Vertis, in its capacity as a Seller, hereby transfers to Buyer, as a contribution to the capital of Buyer, all of its right, title and interest in, to and under:

          (a) all Contributed Receivables created by Treasure Chest now existing that arose during the period from the Initial Cut-Off Date to but excluding the Purchase Termination Date, and all Contributed Receivables created by Vertis now existing or that arise during the period from the Supplemental Cut-Off Date to but excluding the Purchase Termination Date,

          (b) all Related Security with respect to such Contributed Receivables of such Seller,

          (c) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Contributed Receivable described above or Related Security with respect to any such Contributed Receivable, or otherwise applied to repay or discharge any such Contributed Receivable (including insurance payments that a Seller or Servicer applies in the ordinary course of its business to amounts owed in respect of any such Contributed Receivable and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Contributed Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Contributed Receivables,

          (d) all checks, wire transfers, monies and other items of any type whatsoever deposited into the Bank Accounts, whether or not such items constitute proceeds of Contributed Receivables and whether such items are now existing or hereafter arising or acquired, and

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          (e)    all Records relating to any of the foregoing (the items listed above in clauses (B), (C) and (D) being referred to herein as the "RELATED CONTRIBUTED ASSETS".

     As used herein, "RELATED ASSETS" means the Related Purchased Assets and the Related Contributed Assets, "PURCHASED ASSETS" means the Purchased Receivables and the Related Purchased Assets, and "SPECIFIED ASSETS" means the Purchased Receivables, the Contributed Receivables and the Related Assets.

     SECTION 1.2 Timing of Purchases.

     (a) INITIAL PURCHASES. All of the Purchased Assets of each Seller that was a party to the Original Purchase Agreement on the First Issuance Date that existed at the closing of such Seller's business on the Initial Cut-Off Date (as defined in the Original Purchase Agreement) were sold automatically to Buyer on the First Issuance Date (as defined in the Original Purchase Agreement).

     (b)  REGULAR PURCHASES. Except to the extent otherwise provided in SECTION
8.2 or (with respect to any Seller) SECTION 1.8, after the closing of a Seller's business on the Initial Cut-Off Date (as defined in the Original Purchase Agreement) until the closing of such Seller's business on the Business Day immediately preceding the Purchase Termination Date, all Receivables and the Related Assets of each Seller shall be sold (or in the case of Vertis, at Vertis' option as provided herein, contributed) automatically to Buyer pursuant hereto immediately (and without further action by any Person) upon the creation of the Receivable.

     SECTION 1.3 CONSIDERATION FOR PURCHASES. On the terms and subject to the conditions set forth in this Agreement, Buyer agrees to make Purchase Price payments to the Sellers in accordance with ARTICLE III.

     SECTION 1.4 NO RECOURSE. Except as specifically provided in this Agreement, the sale and purchase of Purchased Assets under this Agreement shall be without recourse to the Sellers; IT BEING UNDERSTOOD that (i) each Seller shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to such Seller for the credit risk of the Obligors, and (ii) Vertis shall be liable to Buyer to the extent specified in the Seller Guaranty.

     SECTION 1.5 NO ASSUMPTION OF OBLIGATIONS RELATING TO RECEIVABLES, RELATED ASSETS OR CONTRACTS. None of Buyer, the Servicer nor the Trustee shall have any obligation or liability to any Obligor or other customer or client of a Seller (including any obligation to perform any of the obligations of such Seller under any Receivable, related Contracts or any other related purchase orders or other agreements). No such obligation or liability is intended to be assumed by Buyer, the Servicer or the Trustee hereunder, and any assumption is expressly disclaimed.

     SECTION 1.6 TRUE SALES. The Sellers and Buyer intend the transfers of Receivables hereunder to be true sales by the Sellers to Buyer that are absolute and irrevocable and that provide Buyer with the full benefits of ownership of the Receivables, and none of the Sellers nor Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from Buyer to any Seller.

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     It is, further, not the intention of Buyer or any Seller that the conveyance of the Specified Assets by such Seller be deemed a grant of a security interest in the Specified Assets by such Seller to Buyer to secure a debt or other obligation of such Seller. However, in the event that, notwithstanding the intent of the parties, any Specified Assets are property of any Seller's estate, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (ii) the conveyance by such Seller provided for in this Agreement shall be deemed to be a grant by such Seller to Buyer of, and such Seller hereby grants to Buyer, a security interest in and to all of such Seller's right, title and interest in, to and under the Specified Assets to secure (1) the rights of Buyer hereunder and (2) a loan by Buyer to such Seller in the amount of the related Purchase Price of the Purchased Assets sold by it or the Unpaid Balance of any Contributed Receivables and the Related Contributed Assets, as the case may be. Each Seller and Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Specified Assets, such security interest would be deemed to be a perfected security interest of first priority (subject to Permitted Adverse Claims) in favor of Buyer under applicable law and will be maintained as such throughout the term of this Agreement.

     SECTION 1.7 ADDITION OF SELLERS. Any Domestic Subsidiary of Vertis may become a Seller hereunder and sell its accounts receivable and property of the types that constitute Related Assets hereunder to Buyer if (x) the last sentence of this Section applies or (y) the Modification Condition is satisfied with respect to such addition. Vertis and such Domestic Subsidiary of Vertis that is proposed to be added as a Seller shall give to Buyer, the Trustee and the Rating Agencies not less than 30 days' (or such shorter number of days as is acceptable to Trustee) prior written notice of the effective date of the addition of such Domestic Subsidiary as a Seller. Once the notice has been given, any addition of a Domestic Subsidiary of Vertis as a Seller pursuant to this Section shall become effective on the first Business Day following the expiration of the notice period (or such later date as may be specified in the notice) on which
(i) the Modification Condition has been satisfied, (ii) the Servicer shall have delivered to the Trustee a supplement to the Monthly Report then in effect as described in Section 3.5(e) of the Indenture and shall have confirmed in writing to the Trustee that the Seller Guaranty covers Obligations of such Seller, and
(iii) such Domestic Subsidiary and the parties hereto shall have executed and delivered the agreements, instruments and other documents and the amendments or other modifications to the Transaction Documents, in form and substance reasonably satisfactory to Buyer and the Trustee, that Buyer or the Trustee reasonably determines are necessary or appropriate to effect the addition. The Modification Condition need not be satisfied as to any new Seller if (x) the new Seller is in the same line of business as one or more existing Sellers or a related line of business, (y) the aggregate Unpaid Balance of the new Seller's outstanding Receivables on the last Cut-Off Date prior to the day that it becomes a Seller is less than 5% of the aggregate Unpaid Balance of all Receivables on such Cut-Off Date and (z) no more than two other Persons have become Sellers during the preceding twelve months without satisfaction of the Modification Condition (or, if no outstanding Notes are rated, written approval of the Trustee). To the extent that Enteron may be considered a new Seller, the Modification Condition is deemed satisfied as to Enteron.

     SECTION 1.8 TERMINATION OF STATUS AS A SELLER. (a) At any time when more than one Person is a Seller, a Seller may terminate its obligation to sell its Receivables and Related Assets to Buyer if:

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          (i)    the Seller (a "TERMINATING SELLER") shall have given Buyer not less than 30 days' prior written notice of its intention to terminate the obligations, which notice shall be given by Buyer to the Trustee and the Rating Agencies (the date on which such notice is given being the "TERMINATING SELLER NOTICE DATE"),

          (ii) an Authorized Officer of the Terminating Seller shall have certified that the termination by the Terminating Seller of its status as a Seller will not have a Material Adverse Effect,

          (iii) both immediately before and after giving effect to the termination by the Terminating Seller, no Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall reasonably be expected to occur; and

          (iv) either the Terminating Seller will cease to be a Domestic Subsidiary of Vertis concurrently with the effectiveness of such termination, or such Terminating Seller is a Permitted Terminating Seller; provided that this SUBCLAUSE (IV) may be waived by Noteholders that evidence more than 50% of the outstanding principal amount of the Notes if the Modification Condition is satisfied.

     "PERMITTED TERMINATING SELLER" means a Terminating Seller that satisfies the following requirements:

          (x) the aggregate Unpaid Balance of such Terminating Seller's Receivables on the Cut-Off Date immediately preceding the Terminating Seller Notice Date would not exceed 20% of the aggregate Unpaid Balance of all Receivables, calculated as of such Cut-Off Date, and (y) the aggregate Unpaid Balance of such Terminating Seller's Receivables on such Cut-Off Date, together with the Previously Terminated Seller Amount, would not exceed 25% of the sum of the Previously Terminated Seller Amount and the aggregate Unpaid Balance of all Receivables (calculated as of such Cut-Off
     Date).

     "PREVIOUSLY TERMINATED SELLER AMOUNT" means, on any day, the aggregate Unpaid Balance of Receivables originated by all Sellers previously terminated pursuant to this SUBSECTION 1.8(A), calculated with respect to any Seller as of the Cut-Off Date immediately preceding its Terminating Seller Notice Date.

     (b) Any termination by a Seller shall become effective on the first Business Day that follows the day on which the requirements of CLAUSE (A) shall have been satisfied (or such later date specified in the notice or certificate referred to in the clauses). Any termination by a Seller shall terminate its rights and obligations to sell Receivables and Related Assets hereunder to Buyer and Buyer's agreement, with respect to the Terminating Seller, to purchase the Receivables and Related Assets; PROVIDED, HOWEVER, that the termination shall not relieve the Terminating Seller of any of its other Obligations, to the extent the Obligations relate to Receivables (and Related Assets with respect thereto) originated by the Terminating Seller prior to the effective date of the termination.

     (c) Notwithstanding the foregoing, a Seller's rights and obligations to sell its Receivables and Related Assets to Buyer shall terminate immediately if such Seller ceases to be

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a Domestic Subsidiary of Vertis; PROVIDED, HOWEVER, that the termination shall not relieve such Seller of any of its other Obligations, to the extent the Obligations relate to Receivables (and Related Assets with respect thereto) originated by such Seller prior to the effective date of the termination.

                                   ARTICLE II
                          CALCULATION OF PURCHASE PRICE

     SECTION 2.1 CALCULATION OF PURCHASE PRICE. (a) On each Business Day, the Servicer shall deliver to Buyer, the Trustee and Vertis a Daily Report with respect to Buyer's purchases of Receivables from the Sellers that were made on the immediately preceding Business Day.

     (b) On each day when Receivables are purchased by Buyer from a Seller pursuant to ARTICLE I, the "PURCHASE PRICE" to be paid to such Seller on such day for the Purchased Receivables and Related Purchased Assets that are to be sold by such Seller on such day shall be determined in accordance with the following formula:

     PP     =   AUB X PPP

     WHERE:

     PP     =   the aggregate Purchase Price for the Purchased Receivables and
                Related Purchased Assets to be purchased from such Seller on such day.

     AUB    =   the "Aggregate Unpaid Balance" of the Purchased Receivables
                that are to be purchased from such Seller on such day. For purposes of this calculation, "AGGREGATE UNPAID BALANCE" shall mean the sum of the Unpaid Balance of each Receivable to be purchased from such Seller on such day, calculated at the time of the Receivables sale to Buyer.

     PPP    =   the Purchase Price Percentage applicable to the Receivables to be purchased on such day, as determined pursuant to SECTION 2.2.

     SECTION 2.2 DEFINITIONS AND CALCULATIONS RELATED TO PURCHASE PRICE
                 PERCENTAGE.

     (a) "PURCHASE PRICE PERCENTAGE" for the Receivables to be sold by a Seller on any day during a Payment Period shall mean the percentage determined in accordance with the following formula:

     PPP = 100% - (LD + PDRR)

     WHERE:

     PPP    =   the Purchase Price Percentage in effect during such Payment
                Period.

     LD     =   the Loss Discount (expressed as a percentage) in effect during such Payment Period, as determined pursuant to SUBSECTION (b) below.

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     PDRR   =   the Purchase Discount Reserve Ratio (expressed as a percentage)
                in effect during such Payment Period as determined on such day pursuant to SUBSECTION (c) below.

The Purchase Price Percentage, the Loss Discount and the Purchase Discount Reserve Ratio shall be recomputed by the Servicer on each Report Date, in each case as of the then most recent Cut-Off Date, and shall become effective on the next Payment Date.

     (b) "LOSS DISCOUNT" in effect during such Payment Period means a percentage equal to the Loss to Liquidation Ratio as in effect during such Payment Period (expressed as a percentage) as in effect on such day (it being understood that the allocation of certain miscellaneous items will be required to be estimated for this purpose).

     (c) "PURCHASE DISCOUNT RESERVE RATIO" for the Receivables to be sold on any day shall mean a percentage determined in accordance with the following formula:

     PDRR   =   (TD/360 X DR) + PD

     WHERE:

     PDRR   =   the Purchase Discount Reserve Ratio in effect during such
                Payment Period.

     TD     =   the Turnover Days during the Calculation Period preceding the first day of such Payment Period.

     DR     =   the Discount Rate (expressed as a percentage) in effect during such Payment Period as determined pursuant to SUBSECTION (d) below.

     PD     =   a profit discount equal to .20%.

     (d) "DISCOUNT RATE" for the Receivables to be sold on any day during a Payment Period shall mean a fraction (expressed as a percentage) having (i) a numerator equal to 12, MULTIPLIED BY an amount equal to the accrued Carrying Costs for the Calculation Period preceding the first day of such Payment Period, and (ii) a denominator equal to the aggregate Unpaid Balance of the Receivables as of the last day of the Calculation Period preceding the first day of such Payment Period.

                                  ARTICLE III
                   PAYMENT OF PURCHASE PRICE; SERVICING, ETC.

     SECTION 3.1 PURCHASE PRICE PAYMENTS. (a) On the Business Day following each day on which any Receivables and Related Assets are purchased by Buyer pursuant to ARTICLE I, on the terms and subject to the conditions of this Agreement, Buyer shall pay to the Sellers the Purchase Price for the Receivables and Related Assets purchased on such day by Buyer by (i) making a cash payment to Servicer (for the account of the Sellers) to the extent that Buyer has cash available to make the payment pursuant to SECTION 3.3 and (ii) if the Purchase Price to be paid for the Receivables and Related Assets of any Seller exceeds the amount of any cash

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payment for the account of such Seller on such day pursuant to CLAUSE (i), by
(x) automatically increasing the principal amount outstanding under the relevant Buyer Notes by the amount of the excess, provided that such increase shall not cause the Issuer Net Worth to be less than $26,000,000, or (y) at the option of Vertis (as evidenced by notice to Servicer), only in the case of Vertis as Seller, such excess shall be considered to have been contributed to Buyer by Vertis as a capital contribution.

     The obligation of Buyer to pay the Purchase Price for Receivables that has been deferred pursuant to the preceding paragraph shall be evidenced by Buyer Notes. Each Seller agrees that, prior to the Seller Maturity Date, Buyer shall be required to make payments in respect of the payment obligations evidenced by the Buyer Notes only to the extent that it has cash available under SECTION 3.3.

     (b) On each Business Day, the "NONCOMPLYING RECEIVABLES AND DILUTION ADJUSTMENT" shall be equal to the difference (whether the difference is positive or negative) between (i) the sum of (A) the aggregate Seller Dilution Adjustments in respect of all Sellers, if any, for the immediately preceding Business Day, as shown in the Daily Report for such day, PLUS (B) the aggregate Seller Noncomplying Receivables Adjustments in respect of all Sellers, if any, for the immediately preceding Business Day, as shown in the Daily Report for such day, in the case of each of CLAUSES (A) and (B), as the amounts are determined pursuant to SECTION 3.5, MINUS (ii) the amount of the payments (if any) that Buyer shall have received on the immediately preceding Business Day on account of any Seller Noncomplying Receivables that had been the subject of an earlier Seller Noncomplying Receivables Adjustment. If the Noncomplying Receivables and Dilution Adjustment is positive on any day, Buyer shall reduce the Purchase Price payable on such day pursuant to SUBSECTION (a) above by the amount of the Noncomplying Receivables and Dilution Adjustment. If instead the Noncomplying Receivables and Dilution Adjustment is negative on any day, Buyer shall increase the Purchase Price payable pursuant to SUBSECTION (a) above on such day by the amount of the Noncomplying Receivables and Dilution Adjustment.

     (c) If on any day the sum of the Seller Dilution Adjustments and the Seller Noncomplying Receivables Adjustments in respect of any Seller (as determined pursuant to SECTION 3.5), less any amounts in CLAUSE (b)(ii) allocated to such Seller, exceeds the Purchase Price payable by Buyer to such Seller pursuant to SUBSECTION (a) above on such day, or if such day falls on or after the Purchase Termination Date, then the principal amount of such Seller's Buyer Note shall be reduced automatically by the amount of such excess.

     (d) If, on any day prior to the Purchase Termination Date, the principal amount of a Seller's Buyer Note is zero and such Seller is not a Terminating Seller, then the amount of the excess of the sum of the Seller Dilution Adjustments and the Seller Noncomplying Receivables Adjustments in respect of such Seller (as determined pursuant to SECTION 3.5), less any amounts in CLAUSE
(b)(ii) allocated to such Seller, on such day over the Purchase Price payable by Buyer to Servicer (for the account of such Seller) on such day pursuant to SUBSECTION (a) above (the "PURCHASE PRICE CREDIT") shall be credited against the Purchase Price payable by Buyer for subsequent Purchases of Receivables and Related Assets of such Seller by Buyer. If any such Purchase Price Credit has not been fully applied on or prior to the fifth Business Day (or a mutually agreed upon earlier day) after the creation of such Purchase Price Credit, then, on the

                                        8
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Business Day that follows the end of the five Business Day (or shorter) period, such Seller shall pay to Buyer in cash the remaining unapplied amount of the Purchase Price Credit.

     (e) If, on any day on or after the Purchase Termination Date, or, with respect to any Seller, the date such Seller becomes a Terminating Seller, the principal amount of any Seller's Buyer Note has been reduced to zero, an amount equal to the sum of any Seller Dilution Adjustments and the Seller Noncomplying Receivables Adjustments, if any, in respect of such Seller (as determined pursuant to SECTION 3.5), less any amounts in CLAUSE (b)(ii) allocated to such Seller, shall be paid by such Seller to Buyer in cash on the next succeeding Business Day.

     (f) If, on any day, the amounts, if any, allocated to any Seller pursuant to CLAUSE (b)(ii) above exceed the sum of any Seller Dilution Adjustments and the Seller Noncomplying Receivables Adjustments, if any, in respect of such Seller (as determined pursuant to SECTION 3.5) for such day, then Buyer shall either (i) pay Servicer (for the account of such Seller) in cash the amount of such excess, or (ii) if Buyer does not have sufficient cash to pay such amount in full, increase the principal amount of such Seller's Buyer Note by the amount of such excess that is not paid in cash to Servicer.

     (g) Amounts received by Servicer pursuant to this Section shall be allocated among the Sellers in accordance with SECTION 3.3, and the Seller Dilution Adjustments and the Seller Noncomplying Receivables Adjustments in respect of each such Seller (as determined pursuant to SECTION 3.5). Servicer shall maintain a bookkeeping account (the "SELLER ACCOUNT") for purposes of tracking:

          (i) the Purchase Price payable to each Seller in respect of Receivables sold by it to Buyer (including the extent to which cash and non-cash payments made by Buyer should be allocated to each Seller),

          (ii) the extent to which such Purchase Price should be reduced on account of such Seller's Seller Dilution Adjustments and Seller Noncomplying Receivables Adjustments (including any allocation of a Purchase Price Credit),

          (iii) if a Seller makes cash payments in respect of the Noncomplying Receivables and Dilution Adjustment (including any payment in respect of a Purchase Price Credit), the obligation of each other Seller to reimburse such Seller for its proportionate share thereof,

          (iv) if Purchase Price payments attributable to a Seller's Receivables have been reduced on account of another Seller's Seller Dilution Adjustment or the Seller Noncomplying Receivables Adjustment, the obligation of such other Seller to reimburse the Seller subject to such reduction,

          (v) the extent to which payments (whether cash or non-cash) by Buyer in respect of a negative Noncomplying Receivables and Dilution Adjustment should be allocated to each Seller, and

          (vi) cash payments made to and by each Seller in respect of the items described above.

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     Servicer shall maintain sufficient records with respect to the Seller
Account such that, on any day, it would be able to calculate each of the items set forth above. Intercompany accounts among Sellers resulting from the items described above will be settled in accordance with the intercompany cash management system customarily employed by Vertis and its Subsidiaries.

     SECTION 3.2 THE BUYER NOTES. (a) On the First Issuance Date, Buyer will deliver to each Seller a promissory note, substantially in the form of EXHIBIT A, payable to the order of such Seller (each such promissory note, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called a "BUYER NOTE"), that is subordinated to all Senior Liabilities now or hereafter arising under or in connection with the Indenture; such promissory notes shall replace in their entirety the "Buyer Notes" issued by Buyer under the Original Purchase Agreement. Each Buyer Note is payable in full on the date that is one year and one day after the date on which all Notes have been repaid in full and the Revolving Periods for all Notes have terminated (the "SELLER MATURITY DATE"). Each Buyer Note bears interest at a rate per annum equal to the rate publicly announced by the Trustee from time to time as its "reference" rate, determined as of each Cut-Off Date. Buyer may prepay all or part of the outstanding balance of any Buyer Note from time to time without any premium or penalty, unless the prepayment would result in a default in Buyer's payment of any other amount required to be paid by it under any Transaction Document.

     (b) Vertis (or its designee) shall hold all Buyer Notes for the benefit of the Sellers and shall make all appropriate recordkeeping entries with respect to the Buyer Notes or otherwise to reflect the payments on and adjustment of the Buyer Notes. Vertis and the other Sellers shall be entitled to pledge the Buyer Notes as collateral for the benefit of Vertis's senior lenders. Vertis's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on each Buyer Note at any time. Each Seller hereby irrevocably authorizes Vertis to mark its Buyer Note "CANCELLED" and return it to Buyer upon the final payment thereof.

     SECTION 3.3 APPLICATION OF COLLECTIONS AND OTHER FUNDS. If, on any day, Buyer receives funds pursuant to the Indenture, Buyer shall apply the funds as follows:

          (a) FIRST, to pay its existing expenses and to set aside funds for the payment of expenses that are then accrued (in each case to the extent such expenses are permitted to exist under Section 7.2(l) of the Indenture).

          (b) SECOND, to pay the Purchase Price pursuant to SECTION 3.1 for Receivables and Related Assets purchased by Buyer from the Sellers on the next preceding Business Day, and

          (c) THIRD, in such order as Buyer may elect, (A) to repay amounts owed by Buyer to the Sellers under the Buyer Notes, (B) to pay amounts owed pursuant to SECTION 3.1(F), or (C) to declare and pay dividends to Vertis to the extent permitted by law.

     SECTION 3.4 SERVICING OF RECEIVABLES AND RELATED ASSETS. Consistent with Buyer's ownership of the Receivables and the Related Assets, as between the parties to this Agreement,

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

Buyer shall have the sole right to service, administer and collect the Receivables, to assign the right and to delegate the right to others. Without limiting the generality of SECTION 10.11, each Seller hereby acknowledges and agrees that Buyer shall assign to the Trustee for the benefit of the Noteholders a security interest in the rights and interests of Buyer hereunder and agrees to cooperate fully with the Servicer and the Trustee in the exercise of the rights. As more fully described in Section 7.4(b) and in the Indenture, the Trustee may exercise the rights in the place of Buyer (as assignee or otherwise) only after the designation of a Servicer other than Vertis pursuant to Section 10.2 of the Indenture.

     At Trustee's request, each Seller will (A) assemble all of the Records that are necessary or appropriate to collect the Receivables and Related Transferred Assets, and shall make the same available to Trustee at one or more places selected by Trustee or its designee, (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to Trustee and shall, promptly upon receipt (and in no event later than the second Business Day following receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Bank Account or the Master Collection Account and (C) permit, upon not less than two Business Days' prior written notice, any Successor Servicer and its agents, employees and assignees access to their respective facilities and their respective Records.

     SECTION 3.5 ADJUSTMENTS FOR NONCOMPLYING RECEIVABLES, DILUTION AND CASH DISCOUNTS. (a) If at any time any of Buyer, Servicer, the Trustee or a Seller shall determine that (i) any Receivable identified by Servicer as an Eligible Receivable on the date of Purchase thereof by Buyer or the contribution thereof to Buyer was in fact a Seller Noncomplying Receivable on such date, (ii) any of the representations and warranties made by the related Seller in SECTION 5.1(k) with respect to such Receivable was not true on such date, or (iii) the representation and warranty made by the related Seller, in its capacity as Sub-Servicer, in SECTION 5.3(b) with respect to such Receivable was not true on such date, such Seller shall be deemed to have received on the date of such determination a Collection of the Receivable in an amount equal to the Unpaid Balance of the Receivable (the sum of all such amounts for such Seller on any day being called the "SELLER NONCOMPLYING RECEIVABLES ADJUSTMENT" for such Seller for such day), and such Seller Noncomplying Receivables Adjustment shall be settled in the manner provided for in SECTION 3.1.

     (b) If on any day the aggregate Unpaid Balance of the Receivables sold or contributed to Buyer on or before such date by a Seller is reduced in any manner described in the definition of "Dilution" (the total of the reductions being called the "SELLER DILUTION ADJUSTMENT" for the Seller for such day), then such Seller shall be deemed to have received on such day a Collection of Receivables in the amount of the Seller Dilution Adjustment and such Seller Dilution Adjustment shall be settled in the manner provided in SECTION 3.1.

     SECTION 3.6 PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid by a Seller to Buyer hereunder shall be paid in accordance with the terms hereof no later than 1:00 p.m., New York City time, on the day when due in Dollars in immediately available funds to an account that Buyer shall from time to time specify in writing. Payments received by Buyer after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day that is not a Business Day, then the payment shall be made on the

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

next Business Day. Each Seller shall, to the extent permitted by law, pay to Buyer, on demand, interest on all amounts not paid when due hereunder at 2% per annum above the interest rate on the applicable Buyer Note in effect on the date the payment was due; PROVIDED, HOWEVER, that the interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     (b) All amounts to be paid by Buyer to a Seller hereunder shall be paid to Servicer (for the account of the applicable Seller) no later than 4:00 p.m., New York City time, on the day when due in Dollars in immediately available funds to an account that Vertis shall from time to time specify in writing. Payments received by Servicer after such time shall be deemed to have been received on the next Business Day. Servicer shall promptly remit payments received by it in immediately available funds to such account as the applicable Seller shall from time to time specify in writing. In the event that any payment becomes due on a day that is not a Business Day, then such payment shall be made on the next Business Day in accordance with the terms of the applicable Buyer Note.

                                   ARTICLE IV
                             CONDITIONS TO PURCHASES

     SECTION 4.1 CONDITIONS PRECEDENT TO CONTINUED PURCHASES. The obligation of Buyer to continue to purchase the Purchased Assets hereunder is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled to the satisfaction of Buyer, and (ii) Buyer shall have received (or in the case of SUBSECTION (f) below, shall have delivered) each of the following, on or before the Issuance Date, each (unless otherwise indicated) dated the date hereof or the Issuance Date and each in form and substance satisfactory to Buyer:

          (a) SELLER ASSIGNMENT CERTIFICATES. A Seller Assignment Certificate from each Seller in the form of EXHIBIT B, duly completed, executed and delivered by such Seller,

          (b) RESOLUTIONS. A copy of the resolutions of the Board of Directors (or sole member in the case of a Seller that is a limited liability company) of each Seller approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be required by Buyer, certified by its Secretary or Assistant Secretary, each as of a recent date acceptable to Buyer,

          (c) GOOD STANDING CERTIFICATE OF EACH SELLER; CERTIFICATES AS TO FOREIGN QUALIFICATION OF EACH SELLER. A good standing certificate for each Seller, issued as of a recent date by the Secretary of State of the jurisdiction of its incorporation (or formation) and of each state in which such Seller transacts business, is required to be in good standing and where the failure to be in good standing has, or would have a substantial likelihood of having, a Material Adverse Effect,

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

          (d) INCUMBENCY CERTIFICATE. A certificate of the Secretary or Assistant Secretary of each Seller certifying, as of a recent date reasonably acceptable to Buyer, the names and true signatures of the officers authorized on such Seller's behalf to sign the Transaction Documents to be delivered by such Seller (on which certificate Buyer, the Trustee and the Servicer may conclusively rely until such time as Buyer shall receive from such Seller (with a copy to the Trustee and the Servicer), a revised certificate meeting the requirements of this subsection),

          (e) OTHER TRANSACTION DOCUMENTS. Original copies, executed by each of the parties thereto in such reasonable number as shall be specified by Buyer, of each of the other Transaction Documents to be executed and delivered in connection herewith, and

          (f)    BUYER NOTES. The Buyer Notes, executed by Buyer.

     SECTION 4.2 CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES. Each Seller, by accepting the Purchase Price paid for each Purchase, shall be deemed to have certified, with respect to the Receivables and Related Assets to be sold by it on such day, that its representations and warranties contained in ARTICLE V (excluding, with respect to any day after the Issuance Date, SECTION 5.1(i)) are true and correct on and as of such day, with the same effect as though made on and as of such day.

     SECTION 4.3 EFFECT OF PAYMENT OF PURCHASE PRICE. Upon the payment of the Purchase Price (whether in cash or by an increase in a Buyer Note or, in the case of Vertis as a Seller, by a capital contribution, in each case pursuant to
SECTION 3.1) for any Purchase, title to the Receivables and the Related Assets included in the Purchase shall vest in Buyer, whether or not the conditions precedent to the Purchase were in fact satisfied; PROVIDED, HOWEVER, that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by a Seller in fact to satisfy any such condition precedent.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. In order to induce Buyer to enter into this Agreement and to make purchases hereunder, each Seller hereby makes the representations and warranties set forth in this Section with respect to itself at the times and to the extent set forth in SECTION 4.2 (it being understood that only Vertis makes the representations and warranties set forth below with respect to any Contributed Receivables and Related Assets with respect thereto).

          (a) ORGANIZATION AND GOOD STANDING. Such Seller is a corporation or limited liability company duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted. Such Seller had at all relevant times, and now has, all necessary power, authority, and legal right to own, sell and (if applicable) contribute its Receivables and the Related Assets.

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

          (b) DUE QUALIFICATION. Such Seller is duly qualified to do business and is in good standing as a foreign corporation or limited liability company (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires qualification, licenses or approvals and where the failure so to qualify, to obtain the licenses and approvals or to preserve and maintain the qualification, licenses or approvals has, or would have a substantial likelihood of having, a Material Adverse Effect.

          (c) POWER AND AUTHORITY; DUE AUTHORIZATION. Such Seller has (i) all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (C) sell, assign and (if applicable) contribute the Receivables and the Related Assets on the terms and subject to the conditions herein and therein provided and (ii) duly authorized by all necessary action such sale, assignment and (if applicable) contribution and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party.

          (d) VALID SALE; BINDING OBLIGATIONS. Each sale of Receivables and Related Assets made by such Seller pursuant to this Agreement, and each contribution of Receivables and Related Assets made to Buyer, shall constitute a valid sale (or, in the case of Contributed Receivables and Related Assets with respect to such Contributed Receivables, a valid contribution), transfer, and assignment of all of such Seller's right, title and interest in, to and under such Receivables and the Related Assets of such Seller to Buyer that is perfected under the UCC, enforceable against creditors of, and purchasers from, such Seller and free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as a result of any action taken by Buyer hereunder or by the Trustee under the Indenture); and this Agreement constitutes, and each other Transaction Document to which such Seller is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          (e) NO CONFLICT OR VIOLATION. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by such Seller and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) its Certificate of Incorporation or Bylaws or limited liability company agreement or other organizational document or (B) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which such Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Receivables or Related Assets other

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

     than pursuant to this Agreement and the other Transaction Documents, or
     (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to it or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties, which conflict, violation, breach, default or Adverse Claim individually or in the aggregate, has, or would have a substantial likelihood of having, a Material Adverse Effect.

          (f)    LITIGATION AND OTHER PROCEEDINGS. Except as described in
     SCHEDULE 1, (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of such Seller, threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality and (ii) it is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority that, in the case of each of CLAUSES (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the sale, assignment or contribution of any Receivables or Related Assets by such Seller to Buyer, the issuance of the applicable Seller Assignment Certificate or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that would materially and adversely affect the performance by such Seller of its obligations under this Agreement or any other Transaction Document or the validity or enforceability of this Agreement or any other Transaction Document, (D) seeks to affect adversely the income tax attributes of the purchases hereunder or the applicable Seller Assignment Certificate, in the case of each of the foregoing whether under the United States Federal income tax system or any state income tax system, or (E) individually or in the aggregate for all such actions, suits, proceedings and investigations has, or would have a substantial likelihood of having, a Material Adverse Effect.

          (g) GOVERNMENT APPROVALS. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by such Seller, and all notices to and filings (except, in respect of enforceability against a federal Governmental Authority, any filings under the Assignment of Claims Act and any consents required by states with respect to any Receivables arising from state and local Governmental Authorities), with any Governmental Authority that are required to be made by it, in the case of each of the foregoing in connection with the conveyance of Receivables and Related Assets or the due execution, delivery and performance by such Seller of this Agreement, such Seller's Seller Assignment Certificate or any other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, does not, and would not reasonably be expected to have, a Material Adverse Effect.

          (h) BULK SALES ACT. No transaction contemplated by this Agreement or any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

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

          (i) FINANCIAL CONDITION. (x)(i) The audited consolidated financial statements of and financial condition of Vertis and its Subsidiaries at December 31, 2001 and the related consolidated statements of income and cash flow and changes in shareholder equity of Vertis and its Subsidiaries for the fiscal year ending December 31, 2001 and (ii) the unaudited consolidated balance sheet of Vertis, Inc. and its Subsidiaries as of the end of the fiscal quarter ended June 30, 2002, and the related consolidated statements of earnings, shareholder's equity and cash flows of Vertis and its Subsidiaries for such quarterly period, in each case present fairly in all material respects the financial condition of Vertis and its Subsidiaries at the date of such statements of financial condition and the results of operations of Vertis and its Subsidiaries for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year end adjustments. (y) Since December 31, 2001, there has been no material adverse change in the business, operations, property, assets, liabilities, conditions (financial or otherwise) or prospects of Vertis and its Subsidiaries taken as a whole.

          (j) MARGIN REGULATIONS. No use of any funds obtained by such Seller under this Agreement will conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

          (k)    QUALITY OF TITLE.

                 (i) Immediately before each purchase to be made by Buyer hereunder and (in the case of Vertis) each contribution to be made hereunder to Buyer, each Receivable and Related Asset of such Seller that is then to be transferred to Buyer thereunder, and the related Contracts, shall be owned by such Seller free and clear of any Adverse Claim (other than any Permitted Adverse Claim or any Adverse Claim arising solely as the result of any action taken by Buyer hereunder or by the Trustee under the Indenture); and such Seller shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of Buyer and its successors in the Receivables and Related Assets against all creditors of, and purchasers from, such Seller.

                 (ii) Whenever Buyer makes a purchase hereunder from such Seller or (in the case of Vertis) accepts a contribution hereunder from such Seller, it shall have acquired a valid and perfected ownership interest in each Transferred Asset, free and clear of any Adverse Claim (other than any Permitted Adverse Claim, any Adverse Claim arising solely as the result of any action taken by Buyer hereunder or by the Trustee under the Indenture).

                 (iii) No effective financing statement or other instrument similar in effect that covers all or part of any Receivable originated by such Seller, any interest therein or any Related Asset with respect thereto is on file in any recording office except such as may be filed
          (A) in favor of such Seller in accordance with the Contracts, (B) in favor of Buyer pursuant to this Agreement and (C) in favor of the Trustee, for the benefit of the Noteholders, in accordance with the Indenture. No effective financing statement or instrument similar in effect relating to perfection that covers any inventory of such Seller that might give rise to Receivables is on file in any recording office except for (so long as an Intercreditor Agreement is in effect) financing statements or instruments in favor of creditors of such Seller bound by such Intercreditor Agreement.

                 (iv) No Purchase by Buyer from such Seller (and, in the case of Vertis, no capital contribution to Buyer whether or not made in connection with a Purchase) constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

                 (v) Each Purchase by Buyer from such Seller constitutes a true and valid sale of the Receivables and Related Assets under applicable state law and true and valid assignments and transfers for consideration (and not merely a pledge of the Receivables and Related Assets for security purposes), enforceable against the creditors of, and other purchasers from, such Seller, and no Receivables or Related Assets transferred to Buyer hereunder shall constitute property of such Seller.

          (l) ELIGIBLE RECEIVABLES. On the date of each purchase of Receivables hereunder from such Seller (or, in the case of Vertis) contribution from such Seller, each such Receivable, unless otherwise identified to Buyer and the Trustee by the Servicer in the Daily Report for such date, is an Eligible Receivable.

          (m) ACCURACY OF INFORMATION. All written information furnished by or on behalf of such Seller to Buyer, Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

          (n) OFFICES. The principal place of business and chief executive office of such Seller is located at the address set forth on SCHEDULE 4, and any other location which has been such Seller's principal place of business or chief executive office since February 28, 2001 is specified in
     SCHEDULE 2 (or at such other locations, notified to the Servicer and the Trustee in accordance with SECTION 6.1(f), in jurisdictions where all action required pursuant to SECTION 7.3 has been taken and completed).

          (o) ACCOUNT BANKS AND PAYMENT INSTRUCTIONS. The names and addresses of all the banks, together with the account numbers of the accounts at the banks, into which Collections are paid as of the Issuance Date have been accurately identified to Buyer in a letter from such Seller to Buyer dated the Issuance Date or have been specified in the notices as shall have been delivered thereafter pursuant to SECTION 6.3(c). Each Account Bank has executed and delivered an Account Agreement to Buyer and the Trustee. Such Seller has instructed all Obligors to submit all payments on the Receivables and Related

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     Assets directly to one of the Lockbox Accounts. Any payments not made directly to the Account Banks will be forwarded to the Account Banks within two Business Days.

          (p) COMPLIANCE WITH APPLICABLE LAWS. Such Seller is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities (federal, state, local or foreign, and including environmental laws), a violation of any of which, individually or in the aggregate for all such violations, has, or would have a substantial likelihood of having a Material Adverse Effect.

          (q) LEGAL NAMES. Except as set forth in SCHEDULE 3, since January 1, 1997 such Seller has not been (i) known by any legal name other than its corporate or company name as of the date hereof, except to the extent permitted otherwise pursuant to SECTION 6.3(e), (ii) the subject of any merger or other corporate reorganization that resulted in a change of name, identity, jurisdiction of organization or corporate structure. Such Seller uses no trade names other than its actual corporate or company name and the trade names set forth in SCHEDULE 3.

          (r) INVESTMENT COMPANY ACT. Such Seller is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

          (s) TAXES. Such Seller has filed or caused to be filed all tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing, except any such taxes, assessments or charges (i) that are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and
     (iii) with respect to which no Adverse Claim, except Permitted Adverse Claims, has been imposed upon any Receivables or Related Assets.

     SECTION 5.2 REPRESENTATIONS AND WARRANTIES OF BUYER. From the date hereof until the Purchase Termination Date, Buyer hereby represents and warrants that
(a)(i) this Agreement has been duly authorized, executed and delivered by Buyer and (ii) constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and (b) the execution, delivery and performance of this Agreement do not violate any applicable law or any agreement to which Buyer is a party or by which its properties are bound.

     SECTION 5.3 REPRESENTATIONS AND WARRANTIES OF SERVICER. In order to induce Buyer to enter into this Agreement and to make purchases hereunder:

          (a) Servicer and each Seller, in its capacity as a Sub-Servicer, hereby represents and warrants as to itself that all information furnished by or on behalf of such Person to Buyer, Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make

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     the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished; and

          (b) without limiting the foregoing, each Seller, in its capacity as a Sub-Servicer, hereby represents and warrants as to itself that on the date of each Daily Report or Monthly Report that identifies a Receivable originated by such Seller as an Eligible Receivable, such Receivable is an Eligible Receivable.

                                   ARTICLE VI
                        GENERAL COVENANTS OF THE SELLERS

     SECTION 6.1 AFFIRMATIVE COVENANTS. From the First Issuance Date until the first day following the Purchase Termination Date on which all Obligations of the Sellers shall have been finally and fully paid and performed and the Principal Amount of the Notes shall have been reduced to zero, unless Buyer shall otherwise give its prior written consent, each Seller hereby agrees that it will perform the covenants and agreements set forth in this Section.

          (a) COMPLIANCE WITH LAWS, ETC. Such Seller will comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Assets, the related Contracts of such Seller and any other agreements related thereto), in each case to the extent the failure to comply, individually or in the aggregate for all such failures, has, or would have a substantial likelihood of having, a Material Adverse Effect.

          (b) PRESERVATION OF EXISTENCE. Such Seller will preserve and maintain its corporate or limited liability company existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation or limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications has, or would have a substantial likelihood of having, a Material Adverse Effect.

          (c) RECEIVABLES REVIEWS. Such Seller shall, during regular business hours, permit Buyer and its agents or representatives, at the expense of such Seller, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Records in the possession or under the control of such Seller relating to the Receivables or Related Assets generated by such Seller, and (ii) to visit the offices and properties of such Seller for the purpose of examining the materials described in CLAUSE
     (i) above, and to discuss matters relating to any Receivables or any Related Assets of such Seller or such Seller's performance hereunder with any of the Authorized Officers of such Seller or, with the prior consent of an Authorized Officer of such Seller, with employees of such Seller having knowledge of such matters (the examinations set forth in the foregoing CLAUSES (i) and (ii) being herein called a "SELLER RECEIVABLES REVIEW"). Buyer and its agents or representatives shall be entitled to conduct Seller Receivables Reviews whenever Buyer, in its reasonable judgment, deems it appropriate; PROVIDED, that prior to the occurrence and continuance of an Event of Default, Buyer (or its agent or representative) shall give such Seller at least five Business Days' prior notice of any

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     Seller Receivables Review, and Buyer shall have the right to request a
     Seller Receivables Review not more than once in any calendar year.

          (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Such Seller shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing its Receivables and Related Assets in the event of the destruction of the originals thereof), and shall keep and maintain all documents, books, records and other information that, in the reasonable determination of Buyer and the Trustee, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables and the Related Assets. Upon the reasonable request of Buyer to Seller (with a copy to the Trustee) made at any time after the occurrence and continuance of a Servicer Default, such Seller will deliver copies of all books and records maintained pursuant to this subsection to the Trustee. Such Seller shall maintain at all times accurate and complete books, records and accounts relating to the Receivables, Related Assets and Contracts and all Collections thereon in which timely entries shall be made. Such books and records shall be marked to indicate the sales of all Receivables and Related Assets hereunder and shall include (i) all payments received and all credits and extensions granted with respect to the Receivables and (ii) the return, rejection, repossession, or stoppage in transit of any merchandise, the sale of which has given rise to a Receivable that has been purchased by or contributed to Buyer.

          (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. Such Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts of such Seller related to the Receivables and Related Assets, in each case to the extent failure to perform or comply has, or would have a substantial likelihood of having, a Material Adverse Effect.

          (f) LOCATION OF RECORDS AND OFFICES. Such Seller will keep its principal place of business and chief executive office at the addresses referred to in SCHEDULE 2 or, upon not less than 30 days' prior written notice given by such Seller to Buyer, the Trustee, the Agents and the Rating Agencies, at such other locations in jurisdictions where all action required by SECTION 7.3 shall have been taken and completed.

          (g) CREDIT AND COLLECTION POLICIES. Such Seller will comply in all material respects with its Credit and Collection Policy in regard to each Receivable of such Seller and the Related Assets and the Contracts related to each such Receivable, where the failure so to comply, individually or in the aggregate for all such failures, has, or would have a substantial likelihood of having, a Material Adverse Effect.

          (h) SEPARATE CORPORATE EXISTENCE OF BUYER. Such Seller hereby acknowledges that the Trustee, on behalf of the Noteholders and the Indemnified Parties, is entering into the transactions contemplated by the Transaction Documents in reliance upon Buyer's identity as a legal entity separate from such Seller and the other Vertis Persons. Therefore, from and after the date hereof until the first day following the Purchase Termination Date on which all Obligations shall have been fully paid and performed and

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

     the Principal Amount of the Notes shall have been reduced to zero, such Seller will, and will cause each other Vertis Person to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of Buyer and that Buyer is not a division of the Servicer, such Seller, Vertis or any other Person. Without limiting the foregoing, Vertis and each other Seller will, and will cause each other Vertis Person to, operate, conduct their respective businesses and otherwise act in a manner which is consistent with the factual assumptions in each of the opinions of Piper Rudnick LLP dated the date hereof regarding certain substantive consolidation and true sale issues.

          (i) PAYMENT INSTRUCTIONS TO OBLIGORS. Such Seller will instruct all Obligors to submit all payments either (i) to one of the lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or to a Concentration Account or (ii) directly to one of the Lockbox Accounts.

          (j) SEGREGATION OF COLLECTIONS. Such Seller shall use reasonable efforts to minimize the deposit of any funds other than Collections into any of the Lockbox Accounts and, to the extent that any such funds nevertheless are deposited into any of the Lockbox Accounts, shall promptly identify any such funds, or shall cause the funds to be so identified, to Buyer, the Servicer and the Trustee (following which notice, Buyer shall cause the Servicer to return all the funds to such Seller).

          (k) IDENTIFICATION OF ELIGIBLE RECEIVABLES. Such Seller will (i) establish and maintain such procedures as are necessary for determining no less frequently than each Business Day whether each Receivable qualifies as an Eligible Receivable, and for identifying, on any Business Day, all Receivables to be sold on that date that are not Eligible Receivables, and
     (ii) except as permitted in Section 3.5(c) of the Indenture, notify Buyer prior to the occurrence of a Purchase if a Receivable to be sold hereunder will, to such Seller's knowledge, not be an Eligible Receivable as of the date of Purchase.

          (l) ACCURACY OF INFORMATION. All written information furnished on and after the Issuance Date by or on behalf of such Seller to Buyer, the Servicer or the Trustee pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

          (m) TAXES. File or cause to be filed, and cause each Person with whom it shares consolidated tax liability to file, all Federal, state and local tax returns that are required to be filed by it (except where the failure to file such returns does not have a substantial likelihood of having, a Material Adverse Effect) and pay or cause to be paid all taxes shown to be due and payable on such tax returns (except only such taxes or assessments the validity of which are being contested in good faith by appropriate proceedings and with respect to which such Seller shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings do not have a substantial likelihood of having, a Material Adverse Effect).

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          (n)    SOFTWARE LICENSES. Upon the renewal of or entry into any new software license or similar agreement used by the Sellers or Servicer in the origination or servicing of Receivables such Seller or the Servicer, as applicable, shall use its commercially reasonable best efforts to expressly permit use by any substitute Servicer of the materials subject to such licenses or agreements.

     SECTION 6.2 REPORTING REQUIREMENTS. From the Issuance Date until the first day following the Purchase Termination Date on which all Obligations of the Sellers shall have been finally and fully paid and performed and the Principal Amount of the Notes shall have been reduced to zero, such Seller agrees that it will, unless Buyer and the Trustee shall otherwise give prior written consent, and (with respect to the notices described below in SUBSECTIONS (c) and (d), unless the Modification Condition has been satisfied), furnish to Buyer, the Agents, the Trustee and each Noteholder (and in the case of the notices described below in SUBSECTIONS (c), (d) and (f), to the Rating Agencies):

          (a) QUARTERLY FINANCIAL STATEMENTS. Within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Vertis, copies of the unaudited consolidated balance sheets of Vertis and its consolidated Subsidiaries as at the end of the fiscal quarter and the related unaudited statements of earnings and cash flows, in each case for the fiscal quarter and for the period from the beginning of the fiscal year through the end of such fiscal quarter, prepared in accordance with GAAP consistently applied throughout the periods reflected therein and certified (subject to year end adjustments and the omission of footnotes) by the chief financial officer or chief accounting officer of Vertis,

          (b) ANNUAL FINANCIAL STATEMENTS. As soon as possible and in any event within 95 days after the end of each fiscal year of Vertis, a copy of the audited consolidated balance sheet of Vertis and its consolidated Subsidiaries as at the end of the fiscal year and the related statements of earnings, stockholders' equity and cash flows of Vertis and its consolidated Subsidiaries for the fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied throughout the periods reflected therein, certified, without Impermissible Qualification, by Deloitte & Touche (or such other independent certified public accountants of a nationally recognized standing in the United States of America as shall be selected by Vertis),

          (c) EVENT OF DEFAULTS. As soon as possible, and in any event within five Business Days after an Authorized Officer of such Seller has obtained knowledge of the occurrence of any Event of Default or any Unmatured Event of Default, a written statement of an Authorized Officer of such Seller describing the event and the action that such Seller proposes to take with respect thereto, in each case in reasonable detail,

          (d) MATERIAL ADVERSE EFFECT. As soon as possible and in any event within five Business Days after an Authorized Officer of such Seller has knowledge thereof, written notice that describes in reasonable detail any event or occurrence that, individually or in the aggregate for all such events or occurrences, has, or that would have a substantial likelihood of having, a Material Adverse Effect,

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          (e)    PROCEEDINGS. As soon as possible and in any event within five
     Business Days after an Authorized Officer of such Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in SECTION 5.1(f) not previously disclosed to Buyer and (ii) any judgment, settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding, and

          (f) OTHER. Promptly, from time to time, (i) such other information, documents, records or reports respecting the Receivables or the Related Assets or (ii) such other information respecting the condition or operations, financial or otherwise, of such Seller, in each case as Buyer may from time to time reasonably request in order to protect the interests of Buyer, the Trustee or the Noteholders under or as contemplated by this Agreement.

     SECTION 6.3 NEGATIVE COVENANTS. From the Issuance Date until the first day following the Purchase Termination Date on which all Obligations of the Sellers shall have been finally and fully paid and performed and the Principal Amount of the Notes shall have been reduced to zero, unless Buyer shall otherwise give its prior written consent, each Seller hereby agrees that it will perform the covenants and agreements set forth in this Section.

          (a) SALES, LIENS, ETC. Except as otherwise provided herein or in the Indenture, such Seller will not (i)(A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person, (B) pledge any interest in, (C) grant, create, incur, assume or permit to exist any Adverse Claim (other than Permitted Adverse Claims) to or in favor of any Person upon or with respect to, or (D) cause to be filed any financing statement or equivalent document relating to perfection with respect to any Transferred Asset or any Contract related to any Receivable, or upon or with respect to any lockbox or account to which any Collections of any such Receivable or any Related Assets are sent or any interest therein, or (ii) assign to any Person any right to receive income from or in respect of any of the foregoing.

          In the event that such Seller fails to keep any Specified Assets free and clear of any Adverse Claim (other than a Permitted Adverse Claim, any Adverse Claims arising hereunder, and other Adverse Claims permitted by any other Transaction Document), Buyer may (without limiting its other rights with respect to such Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release the Adverse Claim. Buyer shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of ARTICLE IX. Alternatively, Buyer may deduct such expenditures as an offset to the Purchase Price owed to such Seller hereunder.

          Such Seller will not pledge or grant any security interest in its inventory, the Buyer Note or the capital stock of Buyer unless prior to any pledge or grant such Seller and the Person for whose benefits the pledge or grant is being made have entered into an Intercreditor Agreement; PROVIDED, HOWEVER, that any Buyer Note and/or the capital stock or membership interests of Buyer may be pledged pursuant to the Vertis Credit Agreement.

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          (b)    EXTENSION OR AMENDMENT OF RECEIVABLES; CHANGE IN CREDIT AND
     COLLECTION POLICY OR CONTRACTS. Such Seller will not, (i) without the prior written consent of Buyer and the Trustee, which consent will not be unreasonably withheld, extend, amend or otherwise modify the terms of any Receivable or Contract in a manner that would have a substantial likelihood of having a Material Adverse Effect or (ii) change the terms and provisions of the Credit and Collection Policy in any material respect unless (x) with respect to collection policies, the change is made with the prior written approval of the Trustee and Buyer and the Modification Condition is satisfied with respect thereto, (y) with respect to collection procedures, the change is made with prior written notice to the Trustee and Buyer and no Material Adverse Effect would result and (z) with respect to accounting policies relating to Receivables that have become Write-Offs, the change is made in accordance with GAAP.

          (c) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Such Seller will not (i) add or terminate any bank as an Account Bank from those listed in the letter referred to in SECTION 5.1(o) unless, prior to any such addition or termination, Buyer, the Trustee, the Agents and the Rating Agencies shall have received not less than ten Business Days' prior written notice of the addition or termination and, not less than ten Business Days prior to the effective date of any such proposed addition or termination, Buyer and the Trustee shall have received (A) counterparts of the applicable type of Account Agreement with each new Account Bank, duly executed by such new Account Bank and all other parties thereto and (B) copies of all other agreements and documents signed by the Account Bank and such other parties with respect to any new Bank Account, all of which agreements and documents shall be reasonably satisfactory in form and substance to Buyer and the Trustee, or (ii) make any change in its instructions to Obligors, given in accordance with SECTION 5.1(o), regarding payments to be made to such Seller or payments to be made to any Account Bank, other than changes in the instructions that direct Obligors to make payments to another Bank Account at such Account Bank or another Account Bank or to the Master Collection Account.

          (d) MERGERS, ACQUISITIONS, SALES, ETC. Except for (i) mergers or consolidations in which such Seller is the surviving Person, (ii) mergers or consolidations of a Subsidiary of Vertis into such Seller or (iii) mergers or consolidations in which the surviving Person expressly assumes the performance of this Agreement and the Modification Condition shall have been satisfied with respect to the consolidation or merger, the Seller will not be a constituent corporation to any merger or consolidation. Such Seller will give the Rating Agencies, the Agents and the Trustee notice of any such permitted merger or consolidation promptly following completion thereof. Unless the Modification Condition is satisfied, such Seller will not, directly or indirectly, transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets or sell or assign, with or without recourse, any Receivables or Related Assets, in each case other than pursuant to this Agreement.

          (e) CHANGE IN NAME. Such Seller will not change (A) (i) its legal name or (ii) the name under or by which it does business, in either case, in any manner that would or may make any financing statement filed by such Seller in accordance herewith seriously misleading within the meaning of Section 9-507(c) of an applicable enactment of the

     UCC or (B) its jurisdiction of organization or legal structure, in each case unless such Seller shall have given Buyer, the Servicer, the Trustee and the Rating Agencies 30 days' prior written notice thereof and unless, prior to any change in name, such Seller shall have taken and completed all action required by SECTION 7.3.

          (f)    OPERATING AGREEMENT. Such Seller will not cause Buyer to amend
     Section 1.2, 1.4, 1.6, 2.1, 2.2, 2.3, 2.6, 3.1B, 4.1.A, 4.3, 5.1, 6.1, 8.4,
     and 8.6 nor any of the provisions of Article IX of its limited liability company operating agreement without the Trustee's prior written consent, which consent will not be unreasonably withheld or delayed.

          (g) AMENDMENTS TO TRANSACTION DOCUMENTS. Such Seller will not amend or otherwise modify or supplement any Transaction Document to which it is a party unless (i) Buyer shall have given its prior written consent to each amendment, modification or supplement and (ii) the Modification Condition shall have been satisfied.

          (h) ACCOUNTING FOR PURCHASES. Such Seller shall prepare its financial statements in accordance with GAAP, and any financial statements that are made publicly available and which are consolidated to include Buyer will contain footnotes stating that such Seller has sold or contributed its Receivables to Buyer and that the assets of Buyer will not be available to Vertis and its Subsidiaries unless Buyer's liabilities have been paid in full. Such Seller shall not prepare any financial statements that account for the transactions contemplated in this Agreement in any manner other than as a sale of the Purchased Assets by such Seller to Buyer, or in any other respect account for or treat the transactions contemplated in this Agreement (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Purchased Assets by such Seller to Buyer.

          (i) AMENDMENTS TO INTERCREDITOR PROVISIONS. Such Seller will not amend, waive, modify or breach the Intercreditor Provisions in a manner that has, or would have a substantial likelihood of having, a Material Adverse Effect.

                                   ARTICLE VII
                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                         RESPECT OF THE SPECIFIED ASSETS

     SECTION 7.1 RIGHTS OF BUYER. (a) Subject to SECTION 7.4(b), each Seller hereby authorizes Buyer, the Servicer and/or their respective designees to take any and all steps in such Seller's name and on behalf of such Seller that Buyer, the Servicer and/or their respective designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Specified Assets, including endorsing the name of such Seller on checks and other instruments representing Collections and enforcing such Seller's rights under such Specified Assets.

     (b) Except as set forth in SECTION 3.1 with respect to Seller Noncomplying Receivables, Buyer shall have no obligation to account for any Specified Asset to any Seller. Buyer shall have no obligation to account for, or to return Collections, or any interest or other finance charge collected pursuant thereto, to any Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for the Purchased Assets.

     (c) Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Specified Assets, and all of Buyer's right, title and interest in, to and under this Agreement, on whatever terms Buyer shall determine, pursuant to the Indenture or otherwise.

     (d) Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Specified Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

     SECTION 7.2 RESPONSIBILITIES OF THE SELLERS. Anything herein to the contrary notwithstanding, each Seller hereby agrees:

          (a) to deliver directly to the Servicer (for Buyer's account), within two Business Days after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for Buyer and shall be maintained and segregated separate and apart from all other funds and moneys of such Seller until delivery of such Collections to the Servicer; PROVIDED, HOWEVER, that until the obligations of the Issuer under the Indenture are terminated pursuant to Section 12.1 thereof, Buyer hereby directs each Seller and each Seller hereby agrees, to make any delivery of Collections pursuant to this SECTION 7.2(a) directly to the Trustee by deposit to one of the Bank Accounts or the Master Collection Account,

          (b) to perform all of its obligations hereunder and under the Contracts related to the Receivables and Related Assets to the same extent as if the Receivables had not been sold hereunder, and the exercise by Buyer or its designee or assignee of Buyer's rights hereunder or in connection herewith shall not relieve such Seller from any of its obligations under the Contracts or Related Assets related to the Receivables,

          (c) that it hereby grants to Buyer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by Buyer (whether or not from such Seller) in connection with any Transferred Asset, and

          (d) upon the occurrence of a Servicer Default, to the extent that such Seller does not own the computer software that such Seller uses to account for Receivables, such Seller shall use its commercially reasonable best efforts to provide any substitute Servicer and the Trustee with such licenses, sublicenses and/or assignments of contracts as any substitute Servicer or the Trustee shall require with regard to all services and computer hardware or software used by such Seller that relate to the servicing of the Specified Assets.

     SECTION 7.3 FURTHER ACTION EVIDENCING PURCHASES. Each Seller agrees that from time to time, at its expense, it will promptly, upon reasonable request by Buyer, Servicer or Trustee, execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the purchase by Buyer or contribution to Buyer of the Receivables and the Related Assets under this Agreement, or to enable Buyer to exercise or enforce any of its rights under any Transaction Document. Each Seller further agrees that from time to time, at its expense, it will promptly, upon request, take all action that Buyer, the Servicer or the Trustee may reasonably request in order to perfect, protect or more fully evidence the purchase or contribution of the Receivables and the Related Assets or to enable Buyer or the Trustee (as the assignee of Buyer) to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, on or prior to the Issuance Date, and with respect to any Person who becomes a Seller pursuant to SECTION 1.7, on or prior to the effective date of such Person becoming a Seller, each Seller will:

          (a) execute (to the extent required by applicable law) and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as Buyer or the Trustee may reasonably determine to be necessary or appropriate, and

          (b) mark the master data processing records evidencing Receivables with the following legend:

          THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO VERTIS RECEIVABLES, LLC ("VR") PURSUANT TO AN AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF DECEMBER 9, 2002, AMONG VERTIS, INC. ("VERTIS"), CERTAIN SUBSIDIARIES OF VERTIS AS SELLERS, VERTIS, AS SERVICER, AND VR, AS BUYER; AND A SECURITY INTEREST IN SUCH RECEIVABLES HAS BEEN GRANTED TO THE TRUSTEE PURSUANT TO AN AMENDED AND RESTATED INDENTURE AND SERVICING AGREEMENT, DATED AS OF DECEMBER 9, 2002, AMONG VR, AS ISSUER, VERTIS, AS SERVICER, AND MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE."

     Each Seller hereby authorizes Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Assets of such Seller, in each case whether now existing or hereafter generated by such Seller, without the signature of such Seller. Except for material performance obligations of such Seller to any Obligor hereunder or under any of the Contracts, if (i) such Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy the failure within the applicable cure period, if any, and (ii) Buyer in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect its interests under this Agreement, then Buyer or its designee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of Buyer or its designee or assignee incurred in connection with such performance shall be payable by such Seller as provided in SECTION 9.1.

     SECTION 7.4 COLLECTION OF RECEIVABLES; RIGHTS OF BUYER AND ITS ASSIGNEES.
(a) Each Seller hereby transfers to the Trustee (as transferee of Buyer's interest in the Specified Assets) the ownership of, and the exclusive dominion and control over, each of the Bank Accounts and all related lockboxes owned by such Seller, and such Seller hereby agrees to take any further action that Buyer or the Trustee may reasonably request in order to effect or complete the transfer. Each Seller further agrees to use reasonable efforts to prevent funds other than proceeds of the Specified Assets from being deposited in any Bank Account.

     (b) Buyer may, at any time after an Event of Default or Servicer Default, direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Transferred Asset directly to the Trustee or its designees. Furthermore, each Seller shall, at the request of Buyer and at such Seller's expense, promptly give notice of the Trustee's security interest in the Receivables of the Obligor and the Related Assets to each such Obligor and direct that payments be made directly to the Trustee or its designee, which notice shall be acceptable in form and substance to Buyer. In addition, each Seller hereby authorizes Buyer to take any and all steps in such Seller's name and on its behalf that are necessary or desirable, in the reasonable determination of Buyer, to collect all amounts due under any and all Specified Assets, including endorsing such Seller's name on checks and other instruments representing Collections and enforcing the Specified Assets and the Contracts related to the Receivables. The Trustee may exercise any of the foregoing rights in the place of Buyer (as assignee or otherwise) at any time following the designation of a Servicer other than Vertis pursuant to Section 10.2 of the Indenture.

     (c) At any time when (i) an Event of Default shall have occurred and remain continuing or (ii) a Servicer other than Vertis has been designated pursuant to Section 10.2 of the Indenture, each Seller shall, at Buyer's request, assemble all of the Records that evidence the Receivables and Related Assets originated by such Seller and the Contracts related to the Receivables, or that are otherwise necessary or desirable to collect the Receivables or Related Assets, and make the same available to Buyer or the Trustee at a place selected by the Trustee or its designee.

                                  ARTICLE VIII
                                   TERMINATION

     SECTION 8.1 TERMINATION BY THE SELLERS. Prior to the commencement of an Amortization Period, if Buyer is unable to pay the Purchase Price for the Receivables in accordance with SECTION 3.1, the Sellers may terminate all of their agreements to sell Receivables hereunder to Buyer by giving Buyer and the Trustee not less than thirty days' prior written notice of their election not to continue to sell Receivables to Buyer; PROVIDED that such notice must be given as to all Sellers and PROVIDED FURTHER, that such notice shall specify the effective date of termination. The Trustee shall notify the Noteholders within five Business Days of receiving any such termination notice.

     SECTION 8.2 AUTOMATIC TERMINATION. (a) The agreement of each Seller to sell Receivables hereunder, and the agreement of Buyer to purchase Receivables from such Seller hereunder, shall terminate automatically upon the first date on which an Amortization Period occurs; PROVIDED, HOWEVER, that if, at any time prior to such date, an event specified in the definition of Bankruptcy Event occurs (without regard to the 60 day grace period specified in paragraph (a) of that definition) as a result of a bankruptcy proceeding being filed against a

Seller, then on and after the date on which such bankruptcy proceeding is filed until the dismissal of the proceeding Buyer shall not purchase Receivables and Related Assets from such Seller.

     (b) If the Internal Revenue Service or the PBGC files one or more Tax or ERISA Liens against the assets (including Receivables) of the Issuer or any Seller, then in each case, Buyer shall not purchase any Receivables or Related Assets from such Seller (or from any Seller if such Lien is filed against Issuer).

                                   ARTICLE IX
                                 INDEMNIFICATION

     SECTION 9.1 INDEMNITIES BY THE SELLERS. Without limiting any other rights that any RPA Indemnified Party (as defined below) may have hereunder or under applicable law, each Seller agrees to indemnify Buyer, each of its successors, permitted transferees and assigns, and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called a "RPA INDEMNIFIED PARTY"), forthwith on demand from and against any and all damages, losses, claims (whether on account of settlements or otherwise), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by any of them arising out of or as a result of any of the following (all of the foregoing being collectively called "RPA INDEMNIFIED LOSSES"):

          (a) any representation or warranty made in writing by such Seller (or any of its Authorized Officers) under any of the Transaction Documents, any Monthly Report, any Daily Report or any other information or report delivered by or on behalf of such Seller or the Servicer with respect to such Seller or the Receivables or Related Assets originated by such Seller (including without limitation any representation, warranty, information or report relied upon by Buyer in connection with the offering or sale of any
     Note), that contained any untrue statement of a material fact or omitted to state material facts necessary to make the statements not misleading when made,

          (b) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Receivable or any Related Asset or to comply with any Contract related thereto, or the nonconformity of any Receivable, the related Contract or any Related Assets with any such applicable law, rule or regulation,

          (c) the failure to vest and maintain vested in Buyer a perfected ownership interest in the Receivables originated by such Seller, the Related Assets, the related Collections and the proceeds of each of the foregoing, free and clear of any Adverse Claim (other than an Adverse Claim created in favor of Buyer pursuant to this Agreement or in favor of the Trustee pursuant to the Indenture or the Original Agreement), whether existing at the time of the sale of such Receivable or at any time thereafter and without regard to whether such Adverse Claim was a Permitted Adverse Claim,

          (d) any failure of such Seller to perform its duties or obligations in accordance with the provisions of the Transaction Documents,

          (e) any products liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party other than Buyer of whatever sort, whether sounding in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Specified Assets with respect thereto or Collections thereof,

          (f) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Specified Assets or Collections, whether at the time of any sale or at any subsequent time,

          (g) any dispute, claim, offset or defense (other than the discharge in bankruptcy) of an Obligor to the payment of any Receivable originated by such Seller or Related Asset, or purported Receivable or Related Asset, including a defense based on such Receivables or the related Contract's not being a legal, valid and binding obligation of the Obligor enforceable against it in accordance with its terms, and

          (h) any tax or governmental fee or charge (other than franchise taxes and taxes on or measured by the net income of Buyer or any of its assignees), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, that may arise by reason of the purchase or ownership of the Receivables originated by such Seller or any Related Asset connected with any such Receivables.

Notwithstanding the foregoing (and with respect to CLAUSE (ii) below, without prejudice to the rights that Buyer may have pursuant to the other provisions of this Agreement or the provisions of any of the other Transaction Documents), in no event shall any RPA Indemnified Party be indemnified for any RPA Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of the RPA Indemnified Party, (ii) to the extent the same includes losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to such Seller for the amount of any Receivable or Related Asset not paid by the related Obligor, (iii) resulting from the action or omission of the Servicer (unless the Servicer is a Vertis Person), (iv) to the extent the same are or result from lost profits, (v) to the extent the same are or result from taxes on or measured by the net income of the RPA Indemnified Party and (vi) to the extent the same constitute consequential, special or punitive damages.

     If for any reason the indemnification provided above in this Section is unavailable to a RPA Indemnified Party or is insufficient to hold a RPA Indemnified Party harmless, then such Seller shall contribute to the maximum amount payable or paid to the RPA Indemnified Party as a result of the loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the RPA Indemnified Party on the one hand and such Seller on the other hand, but also the relative fault of the RPA Indemnified Party (if any) and such Seller and any other relevant equitable considerations.

                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.1 AMENDMENTS; WAIVERS, ETC. (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by Buyer and each Seller (with respect to an amendment) or by Buyer (with respect to a waiver or consent by it) and, in the case of any amendment, modification or waiver, to the extent provided in Section 7.2(j) of the Indenture, by the Trustee, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If any outstanding Notes have been rated, this Agreement shall not be amended unless Buyer shall have delivered the proposed amendment to the Rating Agencies (or if no Outstanding Notes are rated, the Noteholders) at least ten Business Days (or such shorter period as shall be acceptable to each of them) prior to the execution and delivery thereof and the Modification Condition has been satisfied with respect to such amendment.

     (b) No failure or delay on the part of Buyer, any RPA Indemnified Party, or the Trustee or any other third party beneficiary referred to in SECTION 10.11(a) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Buyer or the Trustee under this Agreement shall, except as may otherwise be stated in the waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2 NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth on SCHEDULE 4 or at such other address or facsimile number as shall be designated by the party in a written notice to the other parties hereto given in accordance with this Section. Copies of all notices and other communications provided for hereunder shall be delivered to the Trustee and the Rating Agencies at their respective addresses for notices set forth in the Indenture. Any notice that is required to be delivered to any Noteholder hereunder shall be delivered to such Noteholder at the address specified by such Noteholder to the Trustee in accordance with
SECTION 6.6 of the Indenture. All notices and communications provided for hereunder shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid and properly addressed, (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic mean if sent during business hours on a Business Day (or on the next Business Day in all other cases) and (d) if sent by overnight courier, two Business Days after having been given to the courier unless sooner received by the addressee.

     SECTION 10.3 CUMULATIVE REMEDIES. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Seller hereby authorizes Buyer, at any time and from time to time, to the fullest extent permitted by law, to set-off, against any Obligations of any Seller to Buyer that are then due and payable or that are not then due and payable from a Seller to Buyer but have then accrued, any and all indebtedness or other obligations at any time owing to any Seller by Buyer to or for the credit or the account of any Seller or that are not then due and payable from Buyer to a Seller but have then accrued.

     SECTION 10.4 BINDING EFFECT; ASSIGNABILITY; SURVIVAL OF PROVISIONS. This Agreement shall be binding upon and inure to the benefit of Buyer and the Sellers and their respective successors and permitted assigns. No Seller may assign any of its rights hereunder or any interest herein without (i) the prior written consent of Buyer and the Trustee and (ii) the satisfaction of the Modification Condition. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the first date following the Purchase Termination Date, but not later than the date on which the obligations of the Issuer under the Indenture are terminated pursuant to Section 12.1 thereof, on which all Obligations shall have been finally and fully paid and performed or such other time as the parties hereto shall agree and as to which the Trustee (at the direction of the Majority Investors) shall have given its prior written consent. The rights and remedies with respect to any breach of any representation and warranty made by a Seller pursuant to ARTICLE V and the indemnification and payment provisions of ARTICLE IX and SECTION 10.6 shall be continuing and shall survive any termination of this Agreement.

     SECTION 10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PRINCIPLE, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF BUYER IN THE RECEIVABLES AND THE RELATED ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 10.6 COSTS, EXPENSES AND TAXES. In addition to the obligations of the Sellers under ARTICLE IX, the Sellers agree jointly and severally to pay on demand:

          (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of this Agreement, the Seller Assignment Certificates or the other Transaction Documents by Buyer or any successor in interest to Buyer, and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, and the filing and recording, of this Agreement or the other Transaction Documents, and agrees to indemnify each RPA Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay the taxes and fees.

     SECTION 10.7 SUBMISSION TO JURISDICTION. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal Court sitting in the Borough of Manhattan in the City of New York, New York over any action or proceeding arising out of or relating to the Transaction Documents, and hereby (A) irrevocably agrees that all claims in respect of the action or proceeding may be heard and determined in the State or Federal Court,
(B) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of the action or proceeding, and (C) irrevocably appoints The Corporation Trust Company (the "PROCESS AGENT"), with an office on the date hereof at 1209

Orange Street, Wilmington, Delaware 19801, as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process that may be served in any action or proceeding. The service may be made by mailing or delivering a copy of the process to Buyer or the applicable Seller in care of the Process Agent at the Process Agent's above address, and Buyer and each Seller hereby irrevocably authorizes and directs the Process Agent to accept the service on its behalf.

     AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF BUYER AND THE SELLERS ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO BUYER OR A SELLER (AS APPLICABLE) AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

     SECTION 10.8 WAIVER OF JURY TRIAL. Each party hereto waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to the Transaction Documents or any amendment, instrument, document or agreement delivered or that may in the future be delivered in connection therewith or arising from any course of conduct, course of dealing, statements (whether verbal or written), actions of either of the parties hereto or any other relationship existing in connection with the Transaction Documents, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

     SECTION 10.9 INTEGRATION. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

     SECTION 10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     SECTION 10.11 ACKNOWLEDGMENT AND CONSENT. (a) The Sellers acknowledge that, contemporaneously herewith, Buyer is granting a security interest to the Trustee in all of Buyer's right, title and interest in, to and under the Specified Assets, this Agreement and all of the other Transaction Documents pursuant to Sections 2.1 and 2.4 of the Indenture. The Sellers hereby consent to the grant of a security interest to the Trustee by Buyer of all right, title and interest of Buyer in, to and under the Specified Assets, this Agreement and the other Transaction Documents, and all of Buyer's rights, remedies, powers and privileges, and all claims of Buyer against the Sellers, under or with respect to this Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (i) the right of Buyer, at any time, to enforce this Agreement against the Sellers and the obligations of the Sellers hereunder, (ii) the right to consent to or direct the appointment of a successor to the Servicer at the times and upon the conditions set forth in the Indenture, and (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of the Sellers thereunder to the same extent as Buyer may do. Each of the parties hereto acknowledges and agrees that the Trustee is a third party beneficiary of the rights of Buyer arising hereunder and under the other Transaction Documents to which any Seller is a party. Each Seller hereby acknowledges and agrees that it has no claim to or interest in any of the Bank Accounts or the Transaction Accounts.

     (b) The Sellers hereby agree to execute all agreements, instruments and documents, and to take all other action, that Buyer or the Trustee reasonably determines is necessary or appropriate to evidence its consent described in SUBSECTION (A) above. To the extent that Buyer, individually or through the Servicer, has granted or grants powers of attorney to the Trustee under the Indenture, the Sellers hereby grant a corresponding power of attorney on the same terms to Buyer. The Sellers hereby acknowledge and agree that Buyer, in all of its capacities, shall assign to the Trustee for the benefit of the Noteholders the powers of attorney and other rights and interests granted by the Sellers to Buyer hereunder and agrees to cooperate fully with the Trustee in the exercise of the rights.

     SECTION 10.12 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

     SECTION 10.13 NO PROCEEDINGS. Notwithstanding any prior termination of this Agreement, each Seller hereby agrees that it will not institute against Buyer, or join any other Person in instituting against Buyer, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Notes shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes shall have been outstanding. The foregoing shall not limit the right of a Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Buyer by any Person other than a Seller or any other Vertis Person (provided that no such action may be taken by a Seller until such proceeding has continued undismissed, unstayed and in effect for a period of 10 days). The provisions of this Section shall survive the termination of this Agreement.

     SECTION 10.14 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then the unenforceable covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or the other Transaction Documents (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the other Transaction Documents.

     SECTION 10.15 RECOURSE TO BUYER. Except to the extent expressly provided otherwise in the Transaction Documents, the obligations of Buyer under the Transaction Documents to which it is a party are solely the obligations of Buyer. No recourse shall be had for payment of any fee payable by or other obligation of or claim against Buyer that arises out of any

Transaction Document to which Buyer is a party against any director, officer or employee of Buyer. The provisions of this Section shall survive the termination of this Agreement.

     [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              VERTIS, INC., as a Seller


                              By: /s/ John v. Howard, jr.
                                  ---------------------------------------
                                  Title: Senior Vice President
                                         ---------------------


                              WEBCRAFT, LLC., as a Seller


                              By:   /s/ John V. Howard, Jr.
                                  ---------------------------------------
                                  Title: Senior Vice President
                                         ---------------------


                              WEBCRAFT CHEMICALS, LLC, as a Seller


                              By:   /s/ John V. Howard, Jr.
                                  ---------------------------------------
                                  Title: Senior Vice President
                                         ---------------------


                              ENTERON GROUP, LLC
                                 as a Seller

                              By:   /s/ John V. Howard, Jr.
                                  ---------------------------------------
                                  Title: Senior Vice President
                                         ---------------------


                              VERTIS RECEIVABLES, LLC,
                                 as the Buyer

                              By: /s/ John V. Howard, Jr.
                                  Title: Senior Vice President

                              VERTIS, INC.
                                 as initial Servicer

                              By: /s/ John V. Howard, Jr.
                                  Title: Senior Vice President

                                                                       EXHIBIT A

                               FORM OF BUYER NOTE

                                                              ____________, 2002

     FOR VALUE RECEIVED, the undersigned, VERTIS RECEIVABLES, LLC, a Delaware limited liability company ("BUYER"), promises to pay to __________________, a ____________ (the "SELLER" and together with its successors and assigns, the "HOLDER"), on the terms and subject to the conditions set forth in this promissory note (this "NOTE") and in the Amended and Restated Receivables Purchase Agreement of even date herewith (as further amended, supplemented or otherwise modified from time to time, the "AGREEMENT") among Buyer, VERTIS, INC. ("VERTIS"), as Servicer and Vertis and certain Subsidiaries of Vertis, as Sellers, an amount equal to the aggregate deferred Purchase Price owed by Buyer to the Seller pursuant to ARTICLE III of the Agreement. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

     1. PURCHASE AGREEMENT. This Note is a Buyer Note described in, and is subject to the terms and conditions set forth in, the Agreement. Reference is hereby made to the Agreement for a statement of certain other rights and obligations of Buyer and the Seller.

     2. RULES OF CONSTRUCTION; DEFINITIONS. Certain rules of construction governing the interpretation of this Note are set forth in Appendix A to the Agreement and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Agreement. In addition, as used herein, the following terms have the following meanings:

          "BANKRUPTCY PROCEEDINGS" means any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Buyer or any sale of all or substantially all of the assets of Buyer; PROVIDED, HOWEVER, that none of the following shall constitute a "Bankruptcy Proceeding" so long as no bankruptcy, insolvency, receivership or other similar proceedings shall have been commenced by or against Buyer and is continuing: (i) the commencement of an Amortization Period, (ii) the allocation and distribution of Collections and other amounts during an amortization period, accumulation period or early amortization period in accordance with the terms of the Indenture and (iii) the liquidation, dissolution and winding up of Buyer during an amortization period, accumulation period or early amortization period in accordance with the Indenture after the obligations of the Issuer under the Indenture are terminated in accordance with Section 12.1 thereof.

          "FINAL MATURITY DATE" means the date occurring one year and one day after the Final Scheduled Payment Date of the latest maturing Note from time to time outstanding.

                                   Exhibit A-1

          "HIGHEST LAWFUL RATE" has the meaning set forth in PARAGRAPH 9.

          "JUNIOR LIABILITIES" means all obligations of Buyer to the Holder under this Note.

          "REFERENCE RATE" means, with respect to any day occurring in a Calculation Period, the rate of interest publicly announced from time to time by the Manufacturers and Traders Trust Company as its "reference rate" and in effect on the first day of such Calculation Period, as determined by the Servicer.

          "SENIOR LIABILITIES" means all obligations of Buyer to the Trustee or the Noteholders under or in connection with the Transaction Documents, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including without limitation interest or other amounts due or to become due after an Event of Bankruptcy.

          "SUBORDINATION PROVISIONS" means, collectively, the provisions of PARAGRAPH 7.

     3. INTEREST. Subject to the Subordination Provisions, Buyer promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day at an adjustable rate per annum equal to the Reference Rate in effect on such day.

     4. INTEREST PAYMENT DATES. (a) Subject to the Subordination Provisions, Buyer shall pay accrued interest on this Note on each Payment Date and on the Final Maturity Date. Buyer also shall pay accrued interest on the principal amount of each prepayment hereof on the date of such prepayment.

     (b) Notwithstanding the provisions of PARAGRAPH 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available therefor pursuant to SECTION 3.3 of the Agreement is insufficient to pay any amount due pursuant to PARAGRAPH 4(a), then interest shall be payable only to the extent that funds are available therefor in accordance with SECTION 3.3 of the Agreement, and any amount not paid because funds are not available in accordance with said SECTION 3.3 shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or corporate obligation of Buyer for any such insufficiency. All interest on this Note that is not paid when due pursuant to this paragraph shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor pursuant to SECTION 3.3 of the Agreement, and all such unpaid interest shall accrue interest at the Reference Rate until paid in full.

     5. BASIS OF COMPUTATION. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     6. PRINCIPAL PAYMENT DATES. Subject to the Subordination Provisions, any unpaid principal of this Note shall only become due and payable on the Final Maturity Date. Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty but only to the extent that amounts are available therefore in accordance with SECTION 3.3 of the Agreement; PROVIDED, that no prepayment shall be made by Buyer to the extent that such prepayment would result in a default

                                   Exhibit A-2
in the payment of any other amount required to be paid by Buyer under any Transaction Document.

     7. SUBORDINATION PROVISIONS. Buyer covenants and agrees, and the Holder, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Liabilities to the extent and in the manner set forth in this paragraph:

          (a) In the event of any Bankruptcy Proceeding, the Senior Liabilities shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Holder would be entitled except for this CLAUSE (a) shall be made directly to the Trustee (for the benefit of itself and the Noteholders), and (ii) if a Bankruptcy Proceeding has been commenced, the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of the Junior Liabilities, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Trustee (for the benefit of itself and the Noteholders) until the Senior Liabilities shall have been paid and performed in full and in cash.

          (b) In the event that the Holder receives any payment or other distribution of any kind or character from Buyer or from any other source whatsoever, in payment of the Junior Liabilities, after the commencement of any Bankruptcy Proceeding, such payment or other distribution shall be received in trust for the Trustee and the Noteholders and shall be turned over by the Holder to the Trustee forthwith.

          (c) Upon the final indefeasible payment in full and in cash of all Senior Liabilities, the Holder shall be subrogated to the rights of the Trustee and the Noteholders to receive payments or distributions from Buyer that are applicable to the Senior Liabilities until the Junior Liabilities are paid in full.

          (d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Trustee and the Noteholders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between Buyer, its creditors (other than the Trustee and the Noteholders) and the Holder, Buyer's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Agreement or to affect the relative rights of the Holder and creditors of Buyer (other than the Trustee and the Noteholders).

          (e) The Holder shall not, until the Senior Liabilities have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of Buyer (other than to the Senior Liabilities), howsoever created, arising or evidenced, whether direct or

                                   Exhibit A-3
     indirect, absolute or contingent, or now or hereafter existing, or due or to become due, the Junior Liabilities or any rights in respect hereof or
     (ii) convert the Junior Liabilities into an equity interest in Buyer, unless, in the case of each of CLAUSES (i) and (ii), the Holder shall have received the prior written consent of the Trustee in each case; provided, however, if the Holder is Vertis, Inc., then the Holder may convert the Junior Liabilities into an equity interest in Buyer without the Trustee's consent.

          (f) The Holder shall not, without the advance written consent of the Trustee, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to Buyer until at least one year and one day shall have passed after the Senior Liabilities shall have been finally paid and performed in full and in cash; PROVIDED, HOWEVER, that the Holder shall at all times have the right to file any claim in or otherwise take any action with respect to any insolvency proceeding instituted against Buyer by any Person other than the Holder or any other Vertis Person (provided that no such action may be taken by the Holder until such proceeding has continued undismissed, unstayed and in effect for a period of 10 days).

          (g) If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Noteholder (whether in connection with any Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

          (h) Each of the Trustee and the Noteholders may, from time to time, in its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Liabilities, (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Liabilities, (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature with respect to any of the Senior Liabilities,
     (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document to which it is a party, and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

          (i) The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by the Trustee or any of the Noteholders, (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Liabilities, and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Liabilities, or any thereof, or any security therefor.

          (j) These Subordination Provisions constitute a continuing offer from Buyer to all Persons who become the holders of, or who continue to hold, Senior Liabilities, and these

                                   Exhibit A-4

     Subordination Provisions are made for the benefit of the Trustee and the Noteholders, and the Trustee may proceed to enforce such provisions on behalf of each of such Persons.

     8. GENERAL. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Buyer and the Seller, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

     9. LIMITATION ON INTEREST. Notwithstanding anything in this Note to the contrary, Buyer shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "HIGHEST LAWFUL RATE"). If the effective rate of interest that would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest that would increase the effective rate of interest payable by Buyer under this Note to a rate in excess of the Highest Lawful Rate, then
(a) the amount of interest that would otherwise be payable by Buyer under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Buyer or any interest paid by Buyer in excess of the Highest Lawful Rate shall be refunded to Buyer. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Holder in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest that would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence. 10. NO NEGOTIATION. This Note is not negotiable.

     11. GOVERNING LAW. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PRINCIPLE.

                                   Exhibit A-5

     12. SECURITY INTEREST. The Seller may grant a security interest in or otherwise pledge this Note as security as collateral for the benefit of Vertis's senior lenders, and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions (including the Subordination Provisions) set forth herein.

     13. CAPTIONS. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.

                                VERTIS RECEIVABLES, LLC


                                By:
                                    ---------------------------------------
                                Title:
                                      -------------------------------------

                                   Exhibit A-6

                                                                       EXHIBIT B

                                     FORM OF
                          SELLER ASSIGNMENT CERTIFICATE

     Reference is made to the Amended and Restated Receivables Purchase Agreement, dated as of December 9, 2002 (as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the "AGREEMENT") VERTIS RECEIVABLES, LLC ("BUYER"), VERTIS, INC. ("Vertis"), as Servicer, and Vertis and certain Subsidiaries of Vertis, as Sellers. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in Appendix A to the Agreement.

     The undersigned (the "SELLER") hereby sells, transfers, assigns, sets over and conveys unto Buyer and its successors and assigns all right, title and interest of the Seller in, to and under:

          (a) each Receivable created by the Seller (other than Contributed Receivables) that arises during the period from and including the closing of the Seller's business on the Initial Cut-Off Date (as defined in the Original Purchase Agreement), the Supplemental Cut-Off Date (as defined in the Agreement), or the Enteron Cut-Off Date (as defined in the Agreement), as the case maybe, to but excluding the Purchase Termination Date,

          (b) all Related Security with respect to all Receivables (other than Contributed Receivables) of the Seller,

          (c) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable described above (other than a Contributed Receivable) or Related Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including insurance payments that the Seller or the Servicer applies in the ordinary course of its business to amounts owed in respect of any such Receivable (it being understood that property insurance covering inventory is not so applied and is not included in this grant) and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables), and

          (d) all Records relating to any of the foregoing.

     This Seller Assignment Certificate is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the Seller is a party. The Seller acknowledges and agrees that Buyer is accepting this Seller Assignment Certificate in reliance on the representations, warranties and covenants of the Seller contained in the Transaction Documents to which the Seller is a party.

                                   Exhibit B-1

     THIS SELLER ASSIGNMENT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PRINCIPLE.

     IN WITNESS WHEREOF, the undersigned has caused this Seller Assignment Certificate to be duly executed and delivered by its duly Authorized Officer this _____ day of _______________, 2002.

                                    [SELLER FULL NAME]


                                    By:
                                        ----------------------------------
                                    Title:
                                          --------------------------------

                                   Exhibit B-2

                                                                      SCHEDULE 1
                                                           to Purchase Agreement

                        LITIGATION AND OTHER PROCEEDINGS

                                      None

                                   Exhibit B-1

                                                                      SCHEDULE 2
                                                           to Purchase Agreement

                           CHIEF EXECUTIVE OFFICE AND
                           PRINCIPAL PLACE OF BUSINESS

                                             CHIEF EXECUTIVE OFFICE AND
               ENTITY NAME                   PRINCIPAL PLACE OF BUSINESS
               -----------                   ---------------------------
               Vertis, Inc.                     250 W. Pratt Street
                                                18th Floor
                                                Baltimore, MD  21201

               Webcraft, LLC                    1980 US Highway 1
                                                North Brunswick, NJ  08902

               Webcraft Chemicals, LLC          80 Wheeler Point Road
                                                Newark, NJ  07105

               Enteron Group, LLC               250 W. Pratt Street
                                                18th Floor
                                                Baltimore, MD  21201

                                                                      SCHEDULE 3
                                                           to Purchase Agreement

                                   LEGAL NAMES

                                  Vertis, Inc.

                                  Webcraft, LLC

                             Webcraft Chemicals, LLC

                               Enteron Group, LLC


                                   TRADE NAMES

               Vertis, Inc.:              AdOut
                                          LTC Group
                                          Vertis Logistics
                                          Vertis Retail & Newspaper Services
                                          Vertis Direct Marketing Services
                                          Vertis Logistics Services

               Webcraft, LLC:             Vertis
                                          Vertis Direct Marketing Services
                                          KSS Transportation

               Webcraft Chemicals, LLC:   Vertis
                                          Craig Adhesives & Coatings
                                          Vertis Webcraft Chemicals

               Enteron Group, LLC:        Vertis
                                          Vertis Advertising Production Services
                                          Master Vu
                                          LTC Fusion

                                OTHER TRADE NAMES

                                     ADNEXUS
                                   BIG FLOWER
                                BIG FLOWER PRESS
                                    DIGITANGO
                                       IC2
                                   INNERLOGIC
                                 LIQUID STUDIOS
                                       LTC
                                  REACH AMERICA
                                 TC ADVERTISING
                                 THESPECDEPT.COM
                               TOTAL PAPER SUPPLY


                                   PRIOR NAMES

VERTIS, INC., a Delaware corporation, succeeded to the business of the following entities on December 31, 2000:

BY MERGER:

1) TREASURE CHEST ADVERTISING COMPANY, INC., a Delaware corporation, which succeeded to the business of the following entities by merger on December 31, 2000:
     a) Treasure Chest Advertising Holding Company of Texas, a Delaware corporation, which succeeded to the business of the following entities by merger on December 31, 2000:
          i) Treasure Chest Advertising Company of Texas, Inc., a Delaware corporation
          ii) Treasure Chest Advertising Company of Nevada, Inc., a Nevada corporation
     b) Treasure Chest Advertising Company of New York, Inc., a New York corporation
     c)   JJ Grace Incorporated, a California corporation
     d)   BF Aviation Corp., a Delaware corporation
     e)   Reach America, Inc., a Delaware corporation
2) LASER TECH COLOR, INC., a Delaware corporation, which succeeded to the business of the following entities by merger on the dates indicated:
     a)   DCS, Incorporated, a Delaware corporation, on December 31, 2000
     b)   Gamma One, Inc., a Delaware corporation, on December 31, 2000
     c)   Imaging Consortium, Inc., a New York corporation, on December 31, 2000
     d) Pacific Color Connection, Inc., a California corporation, on December 31, 2000
     e)   Immedia Graphics, Inc., a Minnesota corporation, on December 1, 2000.

By distribution of certain assets:
1)   Colorstream Technologies, Inc., a Delaware corporation

ENTERON GROUP, LLC, a Delaware limited liability company, succeeded to the business of the following entity by merger on December 31, 2001:

1) THE ENTERON GROUP, INC., an Illinois corporation, which succeeded to the business of the following entities by merger on December 31, 2001:
     a) Master Eagle Graphic Services, Inc., a New York corporation, which succeeded to the business of the following entity by merger on December 31, 2000:
          i)   Master Vu Incorporated, a New York corporation
     b)   Computer Color Graphics, Inc., an Illinois corporation
     c)   Revere Photo Platemakers Company, an Illinois corporation

WEBCRAFT, LLC, a Delaware limited liability company, succeeded to the business of the following entity by merger on December 31, 2000:

1) WEBCRAFT, INC. (formerly known as Webcraft Technologies, Inc.), a Delaware corporation, which succeeded to the business of the following entities by merger on December 31, 2000:
     a) Colorstream Technologies, Inc., a Delaware corporation, which succeeded to the business of the following entity by merger on December 31, 2000:
          i)   Webcraft Midwest, Inc., a Delaware corporation
     b)   KSS Transportation Corp., a New Jersey corporation

WEBCRAFT CHEMICALS, LLC, a Delaware limited liability company, succeeded to the business of the following entity by merger on December 31, 2000:

1)   WEBCRAFT CHEMICALS, INC., a New Jersey corporation

                                                                      SCHEDULE 4
                                                           to Purchase Agreement

                                NOTICE ADDRESSES

ENTITY NAME                                         ADDRESS FOR NOTICES
-----------                                         -------------------
Vertis, Inc.                        250 W. Pratt Street, 18th Floor
                                    Baltimore, MD  21201
                                    Attn: Dean D. Durbin and John V. Howard, Jr.
                                    Fax: 410-528-9287

Webcraft, LLC                       P.O. Box 6023
                                    North Brunswick, NJ  08902
                                    Attn: President
                                    Fax: 973-344-4767

                                    With a copy to:
                                    Vertis, Inc.
                                    250 W. Pratt Street, 18th Floor
                                    Baltimore, MD  21201
                                    Attn: John V. Howard, Jr.
                                    Fax: 410-528-9287

Webcraft Chemicals, LLC             80 Wheeler Point Road,
                                    Newark, NJ  07105
                                    Attn: President
                                    Fax: 732-821-3010

                                    With a copy to:
                                    Vertis, Inc.
                                    250 W. Pratt Street, 18th Floor
                                    Baltimore, MD  21201
                                    Attn: John V. Howard, Jr.
                                    Fax: 410-528-9287

Enteron Group, LLC                  c/o Vertis, Inc.
                                    250 W. Pratt Street, 18th Floor
                                    Baltimore, MD  21201
                                    Attn: Dean D. Durbin and John V. Howard, Jr.
                                    Fax: 410-528-9287

Vertis Receivables, LLC             250 W. Pratt Street, 18th Floor
                                    Baltimore, MD  21201
                                    Attn: Dean D. Durbin and John V. Howard, Jr.
                                    Fax: 410-528-9287

                                  Schedule 3-1

                                   APPENDIX A

                        [Same as Appendix A to Indenture]

                                  Appendix A-1